Exhibit 10.1

EXECUTION COPY

AMENDMENT AND RESTATEMENT AGREEMENT dated as of February 11, 2011 (this “Amendment Agreement”) to the Credit Agreement dated as of February 25, 2008 (the “Existing Credit Agreement”) and as amended through the date hereof, among AXCAN INTERMEDIATE HOLDINGS INC., a Delaware corporation (the “Parent Borrower”), AXCAN US PARTNERSHIP 1 LP, a Delaware limited partnership (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers”), AXCAN MIDCO INC., a Delaware corporation (“Holdings”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the several lenders from time to time party thereto. Unless otherwise defined herein, terms defined in the Amended Credit Agreement (defined below) and used herein shall have the meanings given to them in the Amended Credit Agreement.

WHEREAS, the Parent Borrower has requested an amendment to the Existing Credit Agreement pursuant to which (a) some or all of the existing holders of Revolving Credit Commitments (as defined in the Existing Credit Agreement) (“Existing Revolving Credit Lenders”) agree to extend the maturity date of their existing Revolving Credit Commitments (as defined in the Existing Credit Agreement) (the “Existing Revolving Credit Commitments”) to the 2016 Revolving Commitment Maturity Date, (b) certain Existing Revolving Credit Lenders and/or new lenders will agree to provide additional Revolving Credit Commitments having a maturity date of the 2016 Revolving Commitment Maturity Date (the “Revolving Commitment Increase”), (c) certain new term lenders will agree to provide Term Loans pursuant to the Amended Credit Agreement (as defined below) and (d) certain other provisions of the Existing Credit Agreement will be amended, including provisions permitting future extensions of maturity and modifying certain negative covenants; and

WHEREAS, each financial institution identified on the signature pages hereto as an “Extending Lender” (each, an “Extending Lender”) has agreed, on the terms and conditions set forth herein, to provide Revolving Credit Commitments terminating on the 2016 Revolving Commitment Maturity Date in the amounts set forth on Schedule 2.01A hereto opposite such Extending Lender’s name under the heading “2016 Revolving Credit Commitment”; and

WHEREAS, on the Amendment Effective Date (as defined below), the Existing Revolving Credit Commitment of each Extending Lender will be converted into a 2016 Revolving Credit Commitment (and, if applicable, the amount thereof increased), and the portion of the Existing Revolving Credit Commitments not so converted will remain outstanding and will be redesignated as the “2014 Revolving Credit Commitments”; and

WHEREAS, each financial institution identified on the signature pages hereto as an “Additional Revolving Lender” (each, an “Additional Revolving Lender”) has agreed severally, on the terms and conditions set forth herein, to provide a portion of the Revolving Commitment Increase equal to the amount set forth on Schedule 2.01A hereto opposite such Additional Revolving Lender’s name under the heading “2016 Revolving Credit Commitment” and to become a “2016 Revolving Credit Lender” for all purposes under the Amended Credit Agreement; and

WHEREAS, on the Amendment Effective Date (as defined below), all Term Loans as defined in the Existing Credit Agreement (the “Existing Term Loans”) under the Existing Credit Agreement shall be repaid in full; and

WHEREAS, each financial institution identified on the signature pages hereto as a “New Term Lender” (each, a “New Term Lender”) has agreed, on the terms and conditions set forth herein, to make Term Loans under the Amended Credit Agreement to the Parent Borrower and the Co-Borrower in the amount set forth opposite such New Term Lender’s name on Schedule 2.01B hereto and to become a “Term Lender” for all purposes under the Amended Credit Agreement; and

WHEREAS, in order to effect the foregoing, the Parent Borrower and the other parties hereto desire to amend and restate, as of the Amendment Effective Date, the Existing Credit Agreement and to enter into certain other agreements set forth herein, in each case subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendment and Restatement of the Existing Credit Agreement. Effective as of the Amendment Effective Date:

(a) The Existing Credit Agreement is hereby amended and restated in its entirety in the form of the Amended and Restated Credit Agreement set forth as Exhibit A hereto (the Existing Credit Agreement, as so amended and restated, the “Amended Credit Agreement”);

(b) Schedules 1.01A, 1.01B, 1.01C, 1.01D, 2.01A, 2.01B, 4.01(a), 5.01(d), 5.06, 5.07(c), 5.11(a), 5.12, 6.13, 7.01(b), 7.02(g), 7.03(b), 7.05(q), 7.08, 7.09 and 10.02 to the Existing Credit Agreement are hereby replaced in their entirety by the information set forth on Schedules 1.01A, 1.01B, 1.01C, 1.01D, 2.01A, 2.01B, 4.01(a), 5.01(d), 5.06, 5.07(c), 5.11(a), 5.12, 6.13, 7.01(b), 7.02(g), 7.03(b), 7.05(q), 7.08, 7.09 and 10.02 hereof, and the Existing Credit Agreement is hereby amended by adding a new Schedule 1.01E thereto in the form of Schedule 1.01E hereto; and

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(c) Exhibit E to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit E hereto, and the Existing Credit Agreement is hereby amended by adding new Exhibits J, K, L, M, N, O and P thereto in the forms of Exhibit J, K, L, M, N, O and P hereto.

Except as set forth above, all schedules and exhibits to the Existing Credit Agreement, in the forms thereof in effect immediately prior to the Amendment Effective Date, will continue to be schedules and exhibits to the Amended Credit Agreement; provided that the Lenders party hereto authorize the Administrative Agent and the Borrower to prepare a conformed copy of the Amended Credit Agreement that includes Exhibits revised to reflect conforming or technical changes consistent with the amendments effected hereby.

Section 2. Concerning the Revolving Credit Commitments and the Revolving Credit Loans. (a) On the Amendment Effective Date, the Existing Revolving Credit Commitment of each Extending Lender will be converted into a 2016 Revolving Credit Commitment (and if applicable, immediately after giving effect to such conversion, the 2016 Revolving Credit Commitment of such Extending Lender will be deemed to be increased), so that the aggregate 2016 Revolving Credit Commitment of such Extending Lender shall equal the amount set forth opposite such Extending Lender’s name on Schedule 2.01A hereto, and any portion of the Existing Revolving Credit Commitments not so converted will remain outstanding and will be redesignated as “2014 Revolving Credit Commitments”.

(b) Each Additional Revolving Lender shall, effective on the Amendment Effective Date, (i) become a party to the Credit Agreement as a “2016 Revolving Credit Lender” and (ii) have an aggregate 2016 Revolving Credit Commitment equal to the amount set forth opposite such Additional Revolving Lender’s name on Schedule 2.01A hereto. Each Additional Revolving Lender shall, effective on the Amendment Effective Date, have the rights and obligations of a 2016 Revolving Credit Lender under the Amended Credit Agreement and the other Loan Documents.

(c) All Letters of Credit outstanding under the Existing Credit Agreement on the Amendment Effective Date shall remain outstanding under the Amended Credit Agreement. Each Revolving Credit Lender’s risk participation in each such Letter of Credit shall be determined in accordance with such Lender’s Pro Rata Share, as provided in Section 2.03(b)(ii) of the Amended Credit Agreement, as if such Letter of Credit had been issued on the Amendment Effective Date immediately after giving effect to paragraph (a) and (b) above.

Section 3. Concerning the New Term Lenders. Each New Term Lender hereby agrees, on the terms and conditions set forth herein, to make a Term Loan to each Borrower on the Amendment Effective Date and on the Delayed Funding Date in accordance with Section 2.01(a) of the Amended Credit Agreement. Each

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New Term Lender shall, effective on the Amendment Effective Date, (i) become a party to the Amended Credit Agreement as a “Term Lender” and (ii) have a Term Commitment equal to the amount set forth opposite such Term Lender’s name on Schedule 2.01B hereto. Each New Term Lender shall, effective on the Amendment Effective Date, have the rights and obligations of a “Term Lender” under the Amended Credit Agreement and the other Loan Documents.

Section 4. Effectiveness of this Amendment Agreement. This Amendment Agreement shall become effective as of the date hereof; provided that the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of Holdings, the Parent Borrower, the Co-Borrower, each of the other Loan Parties, the Administrative Agent, L/C Issuer and Swing Line Lender, Existing Revolving Credit Lenders constituting Required Lenders and Required Facility Lenders (after giving effect to the prepayment of the Existing Term Loans on the Amendment Effective Date) and each New Term Lender.

Section 5. Effectiveness of Amendments. The effectiveness of the amendment and restatement of the Existing Credit Agreement in the form of the Amended Credit Agreement, and the other amendments set forth in Section 1 hereof, is subject to the satisfaction of the following conditions precedent, subject in all respects to the final paragraph of this Section 5 (the date on which all of such conditions shall first be satisfied, the “Amendment Effective Date”):

(a) Except as set forth in the Disclosure Schedules to the Share Purchase Agreement (read together with the Share Purchase Agreement) or in any public filings with the SEC since January 1, 2008 (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other forward-looking statements of risk that do not contain a reasonable level of detail about the risks of which the statements warn), and prior to December 15, 2010, since December 31, 2009, there has not been any Material Adverse Effect (as defined in, and interpreted in accordance with, the Share Purchase Agreement).

(b) The Offer shall have been consummated, or substantially concurrently with the initial borrowings under the Amended Credit Agreement, shall be consummated, on the Amendment Effective Date in accordance with the terms of the Share Purchase Agreement without giving effect to any modifications, amendments, consents or waivers by the Borrower thereto that are materially adverse to Bank of America, N.A., Royal Bank of Canada, HSBC Bank USA, N.A. and Barclays Bank PLC (collectively, the “Initial Lenders”), in their capacity as lenders, without their prior consent, such consent not to be unreasonably withheld, delayed or conditioned; it being understood that (a) any modification or amendment to the definition of “Minimum Condition” in the Share Purchase Agreement or any consent or waiver of the satisfaction of the “Minimum Condition” as a condition to the consummation of the Offer shall be

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permitted, and shall not be deemed to be materially adverse, so long as at least 50.1% of the shares of the Company have been tendered pursuant to the Offer, (b) any modification or amendment to the definition of “Material Adverse Effect” or Section 4.05(a)(ii) in the Share Purchase Agreement shall be deemed to be materially adverse to the Lenders, (c) any reduction in the price per share payable in the Offer as provided in the Share Purchase Agreement resulting in a reduction of the Maximum Tender Payment in excess of $50.0 million shall be deemed to be materially adverse to the Initial Lenders, except as separately agreed between the Borrower and the Initial Lenders and (d) any modification, amendment, consent or waiver which impairs the ability to consummate the Acquisition or Spin Out will be deemed to be materially adverse to the Initial Lenders.

(c) The Equity Contribution shall be consummated on the Amendment Effective Date, in at least an aggregate principal amount contemplated by Schedule 1.01D.

(d) Immediately prior to the effectiveness of the Amendments set forth herein, the Existing Term Loans shall have been paid in full, together with all interest, fees and other amounts owing in respect thereto. The Lead Arrangers shall have received evidence reasonably satisfactory to them that on the Amendment Effective Date, the Acquisition and the Spin Out shall be consummated.

(e) The Lead Arrangers shall have received the Annual Financial Statements and the Quarterly Financial Statements. The Lead Arrangers hereby acknowledge receipt of such financial statements as publicly filed with the SEC prior to December 15, 2010.

(f) The Lead Arrangers shall have received the Pro Forma Financial Statements. The Pro Forma Financial Statements shall have been prepared based on such periods and methodologies as have been reasonably agreed by the Borrowers and the Lead Arrangers taking account of the Fiscal Alignment. The Lead Arrangers hereby acknowledge receipt of the Pro Forma Financial Statements.

(g) The Collateral and Guarantee Requirement shall be satisfied as of the Amendment Effective Date and the Administrative Agent shall have received each Collateral Document set forth on Schedule 4.01(a) required to be executed on or prior to the Amendment Effective Date as indicated on such schedule, properly executed by a Responsible Officer of the signing Loan Party, together with

(i) certificates, if any, representing the Pledged Equity of the Guarantors referred to therein accompanied by undated stock powers executed in blank (if applicable); and

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(ii) evidence that all filings under the Uniform Commercial Code or the Personal Property Security Act, as applicable, shall have been prepared and are in form for filing.

(h) Each of the Administrative Agent and each Initial Lender shall have received on or prior to the Amendment Effective Date, all documentation and other information about the Parent Borrower and the Guarantors as has been reasonably requested in writing at least 10 days prior to the Amendment Effective Date by the Administrative Agent or such Initial Lender that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(i) This Amendment Agreement shall have become effective in accordance with Section 4.

(j) The Administrative Agent shall have received

(i) a copy of the certificate or articles of incorporation or organization (or similar Organizational Document), including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority,

(ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Closing Date and at all times sine a date prior to the date of the resolutions described in (B), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, borrowings under the Amended Credit Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization (or similar Organizational Document) of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document

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or any other document delivered in connection therewith on behalf of such Loan Party;

(iii) a certificate of another Responsible Officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above;

(iv) a customary opinion from Ropes & Gray LLP, counsel to the Loan Parties and from Canadian and Nevada counsel to the Loan Parties;

(v) a solvency certificate executed by the Borrower’s Chief Financial Officer certifying that, after giving effect to the Transactions, the Borrower and its subsidiaries on a consolidated basis are Solvent (which shall be in substantially the form delivered under the Existing Credit Agreement); and

(vi) copies of recent Lien and judgment searches with respect to each Loan Party as reasonably requested by the Administrative Agent.

(k) The Administrative Agent shall have received a certificate signed by a Responsible Officer certifying as to the satisfaction of conditions (c) and (d) (the second sentence only) above and (n) below.

(l) All fees required to be paid on the Amendment Effective Date pursuant to the Fee Letter and reasonable out-of-pocket expenses required to be paid on the Amendment Effective Date pursuant to the Second Amended and Restated Commitment Letter dated as of December 15, 2010 among the Parent Borrower, the Administrative Agent, the Arrangers and the Initial Lenders, to the extent invoiced at least three Business Days prior to the Amendment Effective Date, shall have been paid.

(m) To the extent that any Borrowing will be made on the Amendment Effective Date, the Administrative Agent and, if applicable, the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements of the Amended Credit Agreement.

(n)(i) each of the representations and warranties set forth in Section 5.01, 5.02(a), 5.02(b)(i), 5.04, 5.13, 5.16 and 5.17 of the Amended Credit Agreement shall be true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date; provided that to the extent such representations and warranties expressly relate to an earlier date, they shall be true and correct in all material respects as of such earlier date; and provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect

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to any qualification therein) in all respects on such respective dates, (ii) neither the execution, deliver or performance of each Loan Document to which such Person is a party nor the consummation of the Transactions shall result in any breach or contravention of any provision of any Senior Note or Senior Note Indenture and (iii) the conditions in the Share Purchase Agreement relating to such of the representations and warranties made by the Company with respect to the Company and its Subsidiaries and their respective businesses in the Share Purchase Agreement as are material to the interests of the Lenders, to the extent that Axcan Holdings Inc. or Axcan Pharma Holding B.V. has the right to terminate its obligations under the Share Purchase Agreement as a result of a breach of such representations in the Share Purchase Agreement, shall be satisfied.

Notwithstanding anything to the contrary set forth in the Amended Credit Agreement, no representation or warranty shall be made under Article 5 of the Amended Credit Agreement on the Amendment Effective Date except as contemplated by clause (i) above of this Section 5(n).

Notwithstanding anything to the contrary in this Section 5, to the extent any Guarantee, lien search or security interest in any Collateral is not or cannot be provided and/or perfected on the Amendment Effective Date (other than (1) Guarantees by Domestic Subsidiaries of the Borrower that are Guarantors under the Existing Credit Agreement or the 2015 Senior Secured Notes, (2) Uniform Commercial Code (“UCC”) lien searches and (3) the pledge and perfection of the security interests (x) in the equity securities of the Parent Borrower and of any Domestic Subsidiaries of the Parent Borrower that are Guarantors under the Existing Credit Agreement or the 2015 Senior Secured Notes as of December 15, 2010, and (y) in other Collateral with respect to which a lien may be perfected solely by the filing of a financing statement under the UCC) after the Parent Borrower’s use of commercially reasonable efforts to do so and without undue burden or expense, then the provision of such Guarantee, lien search and/or Collateral (or perfection of a security interest therein) shall not constitute a condition precedent to the Amendment Effective Date but instead (I) in the case of material wholly owned Domestic Subsidiaries of the Company, Guarantees (to the extent required by the Amended Credit Agreement) and the pledge and perfection of the security interests in the equity securities of such material wholly owned Domestic Subsidiaries of the Company that are Guarantors, shall be required to be delivered substantially concurrently with the closing of the Transactions (or such longer period as may be reasonably agreed by the Administrative Agent) and (II) otherwise shall be required to be delivered after the Amendment Effective Date in the time period specified on Schedule 4.01(a) or otherwise required by the Amended Credit Agreement (or such longer period as may be reasonably agreed by the Administrative Agent).

Section 6. Effect of Amendment; No Novation. (a) Except as expressly set forth herein or in the Amended Credit Agreement, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or

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otherwise affect the rights and remedies of the Lenders or the Agents under the Existing Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, (i) the Collateral Documents and all of the Collateral does and shall continue to secure the payment of all Secured Obligations (as defined in the U.S. Security Agreement) (including, for the avoidance of doubt, the New Term Loans) on the terms and conditions set forth in the Collateral Documents as amended hereby and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Guaranty with respect to all of the Obligations (including, for the avoidance of doubt, the New Term Loans) thereunder under the Amended Credit Agreement and all other Loan Documents as amended pursuant to this Amendment, all on the terms set forth in the Guaranty.

(b) Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(c) On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import, and each reference to the “Credit Agreement”, in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(d) The changes to the definition of “Applicable Margin” in Section 1.01 of the Amended Credit Agreement effected pursuant to this Amendment Agreement shall apply and be effective on and after the Amendment Effective Date. The definition of “Applicable Margin” in Section 1.01 of the Existing Credit Agreement shall apply and be effective for the period ending on, but not including, the Amendment Effective Date.

(e) Nothing contained in this Amendment Agreement, the Amended Credit Agreement or any other Loan Document shall constitute or be construed as a novation of any of the Obligations.

Section 7. Governing Law. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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Section 8. Costs and Expenses. The Parent Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

Section 9. Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 10. Headings. The headings of this Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AXCAN INTERMEDIATE HOLDINGS INC., as Parent Borrower,

By:	/s/ Steve Gannon
Name: Steve Gannon
Title: Senior Vice President, Chief Financial Officer and Treasurer

AXCAN US PARTNERSHIP 1 LP, as Co-Borrower,

By:	/s/ Steve Gannon
Name: Steve Gannon
Title: Senior Vice President, Chief Financial Officer and Treasurer

AXCAN MIDCO INC., as Holdings,

By:	/s/ Steve Gannon
Name: Steve Gannon
Title: Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amended and Restated Credit Agreement]

ACQUISITION CO. NO. 1 AXCAN PHARMA US, INC. AXCAN CANADA (INVEST) ULC AXCAN PHARMA INC. AXCAN NOVA SCOTIA 1 ULC AXCAN NOVA SCOTIA 2 ULC AXCAN NOVA SCOTIA 3 ULC

By:	/s/ Steve Gannon
Name: Steve Gannon
Title: Senior Vice President, Chief Financial Officer and Treasurer

AXCAN US LLC

By:	Axcan Intermediate Holdings Inc., its Sole Member

By:	/s/ Steve Gannon
Name: Steve Gannon
Title: Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amended and Restated Credit Agreement]

ACQUISITION NO. 5 LLC

By:	/s/ David Mims
Name: David Mims
Title: President

AXCAN COÖPERATIEVE U.A.

By:	/s/ David Mims
Name: David Mims
Title: Attorney-in-Writing

By:	/s/ Rick Devleeschouwer
Name: Rick Devleeschouwer

By:	/s/ Ronald Arendsen
Name: Ronald Arendsen
Title: Managing Director

AXCAN LUXCO 1 S.ÀR.L.

By:	/s/ David Mims
Name: David Mims
Title: Authorized Signatory

AXCAN LUXCO 2 S.ÀR.L

By:	/s/ David Mims
Name: David Mims
Title: Authorized Signator

[Signature Page to Amended and Restated Credit Agreement]

AXCAN EU LLC

By:	/s/ David Mims
Name: David Mims
Title: President

[Signature Page to Amended and Restated Credit Agreement]

EA ACQUISITIONS CORP.

By:	/s/ Manya Deehr
Name: Manya Deehr
Title: Secretary

[Signature Page to Amended and Restated Credit Agreement]

EURAND, INCORPORATED

By:	/s/ Manya Deehr
Name: Manya Deehr
Title: Secretary

[Signature Page to Amended and Restated Credit Agreement]

EURAND PHARMACEUTICALS, INC.

By:	/s/ Manya Deehr
Name: Manya Deehr
Title: Secretary

[Signature Page to Amended and Restated Credit Agreement]

SOURCECF INHALATION SYSTEMS, LLC

By:	/s/ Manya Deehr
Name: Manya Deehr
Title: Secretary

[Signature Page to Amended and Restated Credit Agreement]

EXTENDING LENDERS

BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and as an Extending Lender,

By:	/s/ James B. Meanor
Name: James B. Meanor
Title: Director

[Signature Page to Amended and Restated Credit Agreement]

HSBC BANK USA, N.A., as Syndication Agent and as an Extending Lender,

By:	/s/ Richard Jackson
Name:	Richard Jackson
Title:	M.D. Head of CAF

[Signature Page to Amended and Restated Credit Agreement]

ROYAL BANK OF CANADA, as an Extending Lender,

By:	/s/ William J. Caggiano
Name:	William J. Caggiano
Title:	Authorized Signatory

[Signature Page to Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as an Extending Lender

By:	/s/ Alicia Borys
Name:	Alicia Borys
Title:	Assistant Vice President

[Signature Page to Amended and Restated Credit Agreement]

NATIONAL BANK OF CANADA, as an Extending Lender,

By:	/s/ Alain Aubin
Name:	Alain Aubin
Title:	Director

By:	/s/ Roch Ledoux
Name:	Roch Ledoux
Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC., as an Extending Lender,

By:	/s/ Doug Maher
Name:	Doug Maher
Title:	Managing Director

By:	/s/ Anthony Casciano
Name:	Anthony Casciano
Title:	Managing Director

[Signature Page to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a New Term Lender,

By:	/s/ James B. Meanor
Name:	James B. Meanor
Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

Exhibit A

Form of Amended Credit Agreement

[Following page.]

Published CUSIP Number:

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 25, 2008

and amended and restated as of February 11, 2011

among

AXCAN INTERMEDIATE HOLDINGS INC.,

as Parent Borrower,

AXCAN US PARTNERSHIP 1 LP,

as Co-Borrower,

AXCAN MIDCO INC.,

as Holdings,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender

and L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO,

RBC CAPITAL MARKETS,

as Syndication Agent,

BARCLAYS BANK PLC, and

HSBC BANK USA, N.A.,

as Co-Documentation Agents,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

RBC CAPITAL MARKETS,

HSBC SECURITIES (USA) INC. and

BARCLAYS CAPITAL,

as Joint Lead Arrangers and Joint Bookrunners,

NATIONAL BANK OF CANADA,

as Senior Managing Agent

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SCHEDULES

1.01A	Guarantors
1.01B	Excluded Subsidiaries
1.01C	Unrestricted Subsidiaries
1.01D	Transactions
1.01E	2011 Reorganization
2.01A	Revolving Credit Commitments
2.01B	Term Commitments
4.01(a)	Certain Security Interests and Guarantees
5.01(d)	Compliance with Laws
5.06	Litigation
5.07(c)	Labor Matters
5.11(a)	ERISA Compliance
5.12	Subsidiaries and Other Equity Investments
6.13	Mortgaged Properties
7.01(b)	Existing Liens
7.02(g)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(q)	Dispositions
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	Revolving Credit Note
D	Compliance Certificate
E	Assignment and Assumption
F	Guaranty
G	U.S. Security Agreement
H-1	Legal Opinion of Ropes & Gray LLP
H-2	Legal Opinion of Davies Ward Phillips & Vineberg LLP
I	Foreign Lender Certification
J	Acceptance and Prepayment Notice
K	Discount Range Prepayment Notice
L	Discount Range Prepayment Offer
M	Solicited Discounted Prepayment Notice
N	Solicited Discounted Prepayment Offer

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O	Specified Discount Prepayment Notice
P	Specified Discount Prepayment Response

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of February 25, 2008 is amended and restated as of February 11, 2011, among AXCAN INTERMEDIATE HOLDINGS INC., a Delaware corporation (the “Parent Borrower”), AXCAN US PARTNERSHIP 1 LP, a Delaware limited partnership (the “Co-Borrower”, together with the Parent Borrower, the “Borrowers”, and each a “Borrower”), AXCAN MIDCO INC., a Delaware corporation (“Holdings”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrowers and Holdings are party to that certain Credit Agreement, dated as of February 25, 2008 (as amended, supplemented or otherwise modified from time to time prior to the Amendment Effective Date, the “Existing Credit Agreement”), with the lenders party thereto from time to time (the “Original Lenders”) and Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, pursuant to which the Original Lenders extended or committed to extend certain credit facilities to the Borrowers.

Pursuant to the Amendment Agreement and upon satisfaction of the conditions set forth therein, the Existing Credit Agreement is being further amended and restated in the form of this Agreement in connection with the Transactions (as this and other capitalized terms not previously defined are defined in Section 1.01 below).

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2008 Transaction” means the “Transaction” as defined in the Existing Credit Agreement.

“2011 Reorganization” means a reorganization of certain of the Borrower’s subsidiaries including, without limitations, creating new entities,

transfer of Equity Interests and assets and liabilities and other intercompany transactions, in order to achieve the structure as set forth on Schedule 1.01E, all consistent in all material respects with the “Tax Structure Paper” delivered to the Lenders on the Amendment Effective Date.

“2014 Revolving Commitment Early Termination Date” means the date of termination of the 2014 Revolving Credit Commitment pursuant to Section 2.06(a)(i).

“2014 Revolving Commitment Maturity Date” means February 25, 2014.

“2014 Revolving Commitment Termination Date” means the earlier of the 2014 Revolving Commitment Maturity Date and the 2014 Revolving Commitment Early Termination Date.

“2014 Revolving Credit Commitment” means, as to each 2014 Revolving Credit Lender, its obligation to (a) make 2014 Revolving Credit Loans to the Parent Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name, on Schedule 2.01A under the caption “2014 Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14).

“2014 Revolving Credit Exposure” means, as to each 2014 Revolving Credit Lender, the sum of the Outstanding Amount of such 2014 Revolving Credit Lender’s 2014 Revolving Credit Loans and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.

“2014 Revolving Credit Facility” means, at any time, the aggregate amount of the 2014 Revolving Credit Commitments at such time.

“2014 Revolving Credit Lender” means, at any time, any Lender that has a 2014 Revolving Credit Commitment or 2014 Revolving Credit Exposure at such time.

“2014 Revolving Credit Loan” means a Loan made by a 2014 Revolving Credit Lender pursuant to Section 2.01(b).

“2015 Senior Secured Notes” means the Parent Borrower’s senior secured notes due March 1, 2015.

“2015 Senior Secured Notes Indenture” means the Indenture for the 2015 Senior Secured Notes, dated as of the Closing Date, as the same may be amended, modified, replaced or refinanced to the extent permitted by this Agreement.

“2016 Revolving Commitment Maturity Date” means the date that is 91 calendar days prior to the scheduled maturity date of the 2015 Senior Secured Notes (the “Initial Maturity Date”); provided that the 2016 Revolving Commitment Maturity Date shall be automatically extended to the fifth anniversary of the Amendment Effective Date without the consent of any Lender if $50,000,000 or less in aggregate principal amount of 2015 Senior Secured Notes is outstanding on the Initial Maturity Date.

“2016 Revolving Credit Commitment” means, as to each 2016 Revolving Credit Lender, its obligation to (a) make 2016 Revolving Credit Loans to the Parent Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name, on Schedule 2.01A under the caption “2016 Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14).

“2016 Revolving Credit Exposure” means, as to each 2016 Revolving Credit Lender, the sum of the Outstanding Amount of such 2016 Revolving Credit Lender’s 2016 Revolving Credit Loans and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.

“2016 Revolving Credit Facility” means, at any time, the aggregate amount of the 2016 Revolving Credit Commitments at such time.

“2016 Revolving Credit Lender” means, at any time, any Lender that has a 2016 Revolving Credit Commitment or 2016 Revolving Credit Exposure at such time.

“2016 Revolving Credit Loan” means a Loan made by a 2016 Revolving Credit Lender pursuant to Section 2.01(b).

“Acceptable Discount” has the meaning specified in Section 2.05(a)(v)(D).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(D).

“Acceptance and Prepayment Notice” means an irrevocable written notice from a Term Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit J.

“Acceptance Date” has the meaning specified in Section 2.05(a)(v)(D).

“Acquisition” has the meaning specified in Schedule 1.01D.

“Additional Lender” has the meaning specified in Section 2.14(a).

“Additional Tender Consideration” has the meaning specified in Schedule 1.01D.

“Administrative Agent” means Bank of America, in its capacity as administrative agent and collateral agent under the Loan Documents, or any successor administrative agent and collateral agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Parent Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, none of the Lead Arrangers, the Agents, their respective lending affiliates or any entity acting as an L/C Issuer hereunder shall be deemed to be an Affiliate of Holdings, the Parent Borrower or any of their respective Subsidiaries.

“Affiliated Lender” means, at any time, any Lender that is the Sponsor or an Affiliate of the Sponsor (other than Holdings, the Parent Borrower or any of their respective Subsidiaries and other than any natural person) at such time.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Lead Arrangers.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Amended and Restated Credit Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

“Agreement Currency” has the meaning specified in Section 10.18.

“All-in Yield” means, as to any Indebtedness, the yield thereon, whether in the form of interest rate, margin, OID, up-front fees, a Eurodollar Rate or Base Rate floor greater than 1.50% or 2.50% respectively (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Rate under any Facility), or otherwise; provided that OID and up-front fees shall be equated to interest rate assuming a 4-year life to maturity; and provided further that “All-in Yield” shall not include arrangement, underwriting, structuring or similar fees paid to arrangers or fees that are not paid ratably to the market for such Indebtedness.

“Amend and Extend Transaction” means an extension of maturity transaction described in and effected pursuant to Section 2.15.

“Amendment Agreement” means the Amendment and Restatement Agreement, dated as of the date hereof, among the Borrowers, the other Loan Parties, the Lenders party thereto, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

“Amendment Effective Date” has the meaning assigned to that term in the Amendment Agreement.

“Annual Financial Statements” means (a) with respect to the Company, the audited consolidated balance sheets of the Company as of each of December 31, 2009, December 31, 2008 and December 31, 2007 and the related consolidated statements of operations, stockholders’ equity and cash flows for the Company for the fiscal years then ended and (b) with respect to the Borrower, the audited consolidated balance sheets of the Borrower as of each of September 30, 2010, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for the Borrower for the fiscal years then ended.

“Applicable Discount” has the meaning specified in Section 2.05(a)(v)(C).

“Applicable Rate” means a percentage per annum equal to: (a) with respect to Term Loans (i) for Eurodollar Rate Loans that are Term Loans, 4.00% and (ii) for Base Rate Loans that are Term Loans, 3.00%;

(b) (i) with respect to 2014 Revolving Credit Loans, L/C Fees in respect of any 2014 Revolving Credit Commitment (“2014 L/C Fees”) and commitment fees with respect to the 2014 Revolving Credit Commitment, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) (it being understood that the most recent Compliance Certificate was delivered prior to the Amendment Effective Date):

Applicable Rate for 2014 Revolving Credit Facility

Pricing Level	Total Leverage Ratio	Eurodollar Rate for 2014 Revolving Credit Loans and 2014 L/C Fees	Base Rate for 2014 Revolving Credit Loans	Commitment Fee Rate
1	>4.00 to 1.0	3.50%	2.50%	0.50%
2	≤4.00 to 1.0 but ≥3.25 to 1.0	3.25%	2.25%	0.50%
3	<3.25 to 1.0 but ≥2.75 to 1.0	3.00%	2.00%	0.375%
4	<2.75 to 1.0	2.75%	1.75%	0.375%

(ii) with respect to 2016 Revolving Credit Loans, L/C Fees in respect of any 2016 Revolving Credit Commitment (the “2016 L/C Fees”) and commitment fees with respect to the 2016 Revolving Credit Commitment, (a) until delivery of financial statements and related Compliance Certificate for the first full fiscal quarter commencing on or after the Amendment Effective Date pursuant to Section 6.01, (A) for Eurodollar Rate Loans that are 2016 Revolving Credit Loans and 2016 L/C Fees, 4.50%, (B) for Base Rate Loans that are 2016 Revolving Credit Loans, 3.50%, and for commitment fees, 0.75% and (b) thereafter, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate for 2016 Revolving Credit Facility

Pricing Level	Total Leverage Ratio	Eurodollar Rate for 2016 Revolving Credit Loans and 2016 L/C Fees	Base Rate for 2016 Revolving Credit Loans	Commitment Fee Rate
1	>4.00 to 1.0	4.50%	3.50%	0.75%
2	≤4.00 to 1.0	4.25%	3.25%	0.50%

(c) with respect to Incremental Facilities, the rate specified in the applicable Incremental Amendment.

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to

Section 6.02(a); provided that at the option of the Required Facility Lenders in respect of the Revolving Credit Facility, the highest pricing level shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined before the 91st day after the date on which all Loans have been repaid and all Commitments have been terminated that the Total Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the Total Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Rate” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by a Borrower for the relevant period pursuant to Sections 2.08(a) and 2.09(a) as a result of the miscalculation of the Total Leverage Ratio shall be deemed to be (and shall be) due and payable by such Borrower upon the date that is five (5) Business Days after notice by the Administrative Agent to the Parent Borrower of such miscalculation (even if, for the avoidance of doubt, such fifth business day occurs on or after the 91st day referred to above). If the preceding sentence is complied with the failure to previously pay such interest and fees at the correct Applicable Rate shall not in and of itself constitute a Default and no amounts shall be payable at the Default Rate in respect of any such interest or fees.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, the relevant L/C Issuer and the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, the Swing Line Lender and if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or any other form approved by the Administrative Agent.

“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Parent Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Parent Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, at any time (the “Reference Date”), the sum of:

(i) an amount (which amount shall not be less than zero) equal to 50% of cumulative Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries for the Available Amount Reference Period; plus

(ii) other than for purposes of determining the amount of Restricted Payments permitted to be made pursuant to Section 7.06(l)(ii), the aggregate amount of Retained Declined Proceeds retained by the Borrowers during the period from and including the Business Day immediately following the Amendment Effective Date through and including the Reference Date; plus

(iii) the amount of any capital contributions or Net Cash Proceeds from Permitted Equity Issuances (or issuances of debt securities that have been converted into or exchanged for Qualified Equity Interests) (other than the Equity Contribution) received or made by the Parent Borrower (or any direct or indirect parent thereof and contributed by such parent to the Parent Borrower) during the period from and including the

Business Day immediately following the Amendment Effective Date through and including the Reference Date; plus

(iv) to the extent not (A) already included in the calculation of Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash dividends and other cash distributions received by the Parent Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Amendment Effective Date through and including the Reference Date; plus

(v) to the extent not (A) already included in the calculation of Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash repayments of principal received by the Parent Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Amendment Effective Date through and including the Reference Date in respect of loans or advances made by the Parent Borrower or any Restricted Subsidiary to such Minority Investments or Unrestricted Subsidiaries; plus

(vi) to the extent not (A) already included in the calculation of Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries, (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or (C) required to be applied to prepay Term Loans in accordance with Section 2.05(b)(ii), the aggregate amount of all Net Cash Proceeds received by the Parent Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investment or Unrestricted Subsidiary during the period from and including the Business Day immediately following the Amendment Effective Date through and including the Reference Date; minus

(vii) the aggregate amount of any Investments made pursuant to Section 7.02(d)(iv)(B)(y), Section 7.02(j)(ii)(B) and Section 7.02(o)(ii), any Restricted Payment made pursuant to Section 7.06(l)(ii) or any payment made pursuant to Section 7.12(a)(i)(D)(2) during the period commencing on the Amendment Effective Date and ending on the Reference Date (and, for purposes of this clause (vii), without taking account of the intended usage of the Available Amount on such Reference Date).

“Available Amount Reference Period” means, with respect to any Reference Date, the period (taken as one accounting period) commencing on January 1, 2008 and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the Administrative Agent.

“Bank of America” means Bank of America, N.A.

“Barclays” means Barclays Bank PLC.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means an offer by the Borrowers to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.05(a)(v)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D).

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City or the jurisdiction where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Canadian Security Agreement” means the Canadian Security Agreement dated as of February 28, 2008 executed by Axcan Pharma Inc., a Canadian corporation and other Guarantors organized in Canada or a province thereof as the same may be amended, modified and supplemented to the extent permitted by this Agreement.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Parent Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Parent Borrower and its Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Collateral” has the meaning specified in the definition of “Cash Collateralize”.

“Cash Collateral Account” means a blocked account at Bank of America (or any successor Administrative Agent) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” means to pledge and deposit with (or deposit in a Cash Collateral Account) or deliver to the Administrative Agent, for the benefit of the Administrative Agent, any L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Parent Borrower or any Restricted Subsidiary:

(1) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(2) certificates of deposit, demand deposits, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(3) repurchase obligations for underlying securities of the types described in clauses (1), (2) and (5) entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Borrower) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(5) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Borrower);

(6) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Borrower) with maturities of 24 months or less from the date of acquisition;

(7) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Borrower);

(8) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Borrower); and

(9) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (8) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (7) and clause (9) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (9) and in this paragraph.

“Cash Liquidation Amount” has the meaning specified in Schedule 1.01D.

“Cash Management Bank” means any Person that is a Lender or an Affiliate of a Lender on the Closing Date or at the time it provides any Cash Management Services, whether or not such Person subsequently ceases to be a Lender or an Affiliate of a Lender.

“Cash Management Obligations” means obligations owed by the Parent Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services and designated by the Parent Borrower in writing to the Administrative Agent as “Cash Management Obligations”.

“Cash Management Services” means any agreement or arrangement to provide facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Casualty Event” means any event that gives rise to the receipt by the Parent Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change of Control” means the earliest to occur of:

(a)(i) at any time prior to the consummation of a Qualifying IPO, the Permitted Holders ceasing to own, in the aggregate, directly or indirectly, beneficially and of record, at least thirty five percent (35%) of the then outstanding voting power of the Voting Stock of Holdings; or

(ii) at any time upon or after the consummation of a Qualifying IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d)

of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), of more than the greater of (x) thirty-five percent (35%) of the then outstanding voting power of the Voting Stock of Holdings and (y) the percentage of the then outstanding voting power of the Voting Stock of Holdings owned, in the aggregate, directly or indirectly, beneficially and of record, by the Permitted Holders;

unless, in the case of either clause (a)(i) or (a)(ii) above, one or more Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings; or

(b) any “Change of Control” (or any comparable term) in any document pertaining to the Senior Notes, any indenture governing notes issued in a Permitted Refinancing of any Senior Notes or any Senior Notes Indenture; or

(c) subject to Section 7.04, the Parent Borrower ceases to be a direct, wholly owned Subsidiary of Holdings; or the Co-Borrower ceases to be an indirect, wholly owned Subsidiary of the Parent Borrower.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are 2014 Revolving Credit Lenders, 2016 Revolving Credit Lenders or Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are 2014 Revolving Credit Commitments, 2016 Revolving Credit Commitments or Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are 2014 Revolving Credit Loans, 2016 Revolving Credit Loans or Term Loans.

“Closing Date” means February 25, 2008.

“Co-Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

“Co-Documentation Agents” means Barclays and HSBC Bank.

“Co-Investor” means any of (1) TPG Axcan Co-Invest LLC and any persons that hold capital stock therein on the Amendment Effective Date or

(2) any Affiliate of any Lender directly or indirectly holding Voting Stock of the Parent Borrower on the Amendment Effective Date.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and shall include the Mortgaged Properties.

“Collateral and Guarantee Requirement” means, at any time (and as of the Amendment Effective Date, subject to the last paragraph of Section 5 of the Amendment Agreement), the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Amendment Effective Date pursuant to Section 5 of the Amendment Agreement or pursuant to Section 6.11 or Section 6.13 at such time, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed by Holdings, the Parent Borrower (in the case of the Obligations of the Co-Borrower), the Co-Borrower (in the case of the Obligations of the Parent Borrower), each Restricted Subsidiary of the Parent Borrower (other than the Co-Borrower) that is a wholly owned Material Domestic Subsidiary and not an Excluded Subsidiary, and in any event including those Subsidiaries that are listed on Schedule I hereto (each, a “Guarantor”);

(c) the Obligations and the Guaranty shall have been secured by a first-priority security interest in the following to the extent owned directly by a Loan Party (i) all the Equity Interests of the Parent Borrower, (ii) all Equity Interests (other than Equity Interests of Unrestricted Subsidiaries and any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g)) of each wholly owned Material Domestic Subsidiary of any Borrower or Guarantor that is the direct Subsidiary of such Borrower or Guarantor that is not a Subsidiary described in clause (iii)(A) below, (iii) 65% of the issued and outstanding voting Equity Interests and non-voting Equity Interests of (A) each wholly-owned Material Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consist of the stock of one or more Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code and (B) each wholly owned Material Foreign Subsidiary that is directly owned by any Borrower or Guarantor (other than Foreign Subsidiaries which are Guarantors) and (iv) all the Equity Interests in each Guarantor that is a Foreign Subsidiary;

(d) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected security interest (to the extent such security interest may be perfected by delivering certificated securities, filing financing statements under the Uniform Commercial Code or making any necessary filings with the United

States Patent and Trademark Office or United States Copyright Office or the equivalent in any other jurisdiction) in substantially all tangible and intangible personal property of each Borrower and each Guarantor (including accounts (other than deposit accounts or other bank or securities accounts), inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents; and

(e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, (x) Margin Stock or (y) particular assets if and for so long as, in the reasonable judgment of the Administrative Agent and the Parent Borrower, the cost of creating or perfecting such pledges or security interests in such particular assets or obtaining title insurance or surveys in respect of such particular assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom, it being understood no surveys are required to be obtained.

The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Amendment Effective Date for the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Parent Borrower, that action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding any of the foregoing, the Parent Borrower may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations, in which case such Restricted Subsidiary shall, subject to compliance with the Collateral and Guarantee Requirement, be treated as a Guarantor hereunder for all purposes.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements, deeds of hypothec or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to the Existing Credit Agreement, the Amendment Agreement, Section 6.11 or Section 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Company” means Eurand N.V., a company organized under the laws of The Netherlands.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a) increased (without duplication) by the following (in each case (other than for clauses (ix) and (xii)) to the extent deducted (and not added back) in calculating Consolidated Net Income for such period):

(i) provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued during such period, including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest relating to any tax examinations and the net tax expense associated with any adjustments made pursuant to clauses (a) through (i) of the definition of “Consolidated Net Income”; plus

(ii) total interest expense and, to the extent not reflected in such total interest expense, (a) any losses with respect to obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains with respect to such obligations, (b) costs of surety bonds in connection with financing activities, (c) any financing fees (including commitment, underwriting, funding, “rollover” and similar fees and commissions, discounts, yields and other fees (including upfront fees), charges and amounts incurred in connection with the issuance or incurrence of Indebtedness and all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance or any similar facilities or financing and net costs under Swap Contracts) and agency, unused line, facility or similar fees paid related to Indebtedness or commitments therefor, (d) accretion or accrual of discounted liabilities, and (e) “additional interest” (or liquidated damages for failure to timely comply with registration rights) with respect to the Senior Notes or any other debt securities; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(iv) the amount of any restructuring charges, accruals and reserves; plus

(v) any other noncash charges, including any (a) write-offs or write-downs, (b) equity-based awards compensation expense, (c) losses on sales, disposals or abandonment of, or any impairment charges or asset write-down or write-off related to, intangible assets, long-lived assets and investments in debt and equity securities, (d) all losses from investments recorded using the equity method and (e) any non-cash tax reclassifications (provided that if any such noncash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(vi) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary; plus

(vii) the amount of management, monitoring, consulting and advisory fees (including termination fees and transaction fees) and related indemnities and expenses paid or accrued in such period to the Sponsors and deducted (and not added back) in such period in computing such Consolidated Net Income; plus

(viii) the amount of extraordinary, nonrecurring or unusual losses (including all fees and expenses relating thereto) or expenses, Transaction Expenses, costs and expenses relating to the Reorganization and the 2011 Reorganization, costs incurred in connection with being a public company prior to the Closing Date, integration costs, transition costs, pre-opening, opening, consolidation and closing costs for facilities, costs incurred in connection with any strategic initiatives, costs or accruals or reserves incurred in connection with acquisitions after the Closing Date (including the Transactions), other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), restructuring costs and curtailments or modifications to pension and postretirement employee benefit plans; plus

(ix) the amount of “run-rate” cost savings and synergies projected by the Parent Borrower in good faith to result from actions either taken or expected to be taken within 12 months after the end of such period (which cost savings and synergies shall be subject only to certification by management of the Parent Borrower and calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized from such actions (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken, provided that such benefit is expected to be realized within 12 months of taking such action); plus

(x) any costs or expense incurred by Holdings or any other direct or indirect parent of Holdings, the Parent Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement or any distributor equity plan or agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or the Parent Borrower or net cash proceeds of an issuance of Equity Interests of Holdings or the Parent Borrower (other than Disqualified Equity Interests); plus

(xi) any net loss from disposed or discontinued operations; plus

(xii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent noncash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; and

(b) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(i) any noncash gains increasing Consolidated Net Income for such period, excluding any noncash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase Consolidated EBITDA in such prior period; plus

(ii) any net income from disposed or discontinued operations; plus

(iii) extraordinary gains and unusual or nonrecurring gains (less all fees and expenses relating thereto); and

(c) increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of FASB Interpretation No. 45 (Guarantees).

“Consolidated Interest Expense” means, for any period, the sum of (i) the cash interest expense in respect of Indebtedness (including that attributable to Capitalized Lease Obligations), net of cash interest income of the Parent Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Parent Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under hedging agreements (other than currency swap agreements, currency future or option contracts and other similar agreements), and (ii) any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with the 2008 Transaction, the Transactions, the 2011 Reorganization or any Permitted Acquisition), but excluding, however, (a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, (c) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133, (d) any cash costs associated with breakage in respect of hedging agreements for interest rates and (e) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees.

For purposes of this definition, interest on a Capital Lease shall be deemed to accrue at an interest rate reasonably determined by the Parent Borrower to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP.

For purposes of calculations under Section 7.15(b) prior to the completion of four fiscal quarters subsequent to the Amendment Effective Date, Consolidated

Interest Expense shall be annualized at the end of each Test Period based on the number of such fiscal quarters then ended.

“Consolidated Interest Expense Ratio” means, with respect to any Test Period, the ratio of (i) Consolidated EBITDA for such Test Period to (ii) Consolidated Interest Expense for such Test Period, in each case for Parent Borrower and its Restricted Subsidiaries.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis and otherwise in accordance with GAAP; provided, however, that, without duplication,

(a) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded,

(b) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Parent Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the Parent Borrower or a Restricted Subsidiary thereof in respect of such period,

(c) effects of adjustments (including the effects of such adjustments pushed down to the Parent Borrower and the Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items, any earn out obligations and other noncash charges in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the 2008 Transaction, the Transactions, the 2011 Reorganization or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(d) any after-tax effect of income (loss) from the early extinguishment or conversion to equity of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments shall be excluded,

(e) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(f) any noncash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs shall be excluded, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Parent Borrower or any of its direct or indirect parents in connection with the 2008 Transaction, the Transactions and the 2011 Reorganization, shall be excluded,

(g) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, incurrence or repayment of indebtedness (including such fees, expenses or charges related to the offering of the Senior Notes, the Loans and any other credit facilities), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Senior Notes, the Loans and any credit facilities) and including, in each case, any such transaction consummated prior to the Amendment Effective Date and any such transaction undertaken but not completed, and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, shall be excluded,

(h) accruals and reserves that are established within twelve months after the Closing Date (or, in the case of the Transactions and the 2011 Reorganization, within twelve months after the Amendment Effective Date) that are so required to be established as a result of the 2008 Transaction, the Transactions or the 2011 Reorganization (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded,

(i) losses or gains on asset dispositions or abandonments (including any disposal of abandoned or discontinued operations) or the sale or other disposition of any Equity Interests of any Person (other than in the ordinary course of business, as determined in good faith by the Parent Borrower) shall be excluded,

(j) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Parent Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is (i) not denied by the applicable carrier (without any right of appeal thereof) within 180 days and (ii) in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded,

(k) to the extent covered by insurance and actually reimbursed, or, so long as the Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded,

(l) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Statement on Financial Accounting Standards Nos. 87, 106 and 112, and any other noncash items of a similar nature, shall be excluded,

(m) the following items shall be excluded:

(i) any net unrealized gain or loss (after any offset) resulting in such period from obligations under any Swap Contracts and the application of Statement of Financial Accounting Standards No. 133; and

(ii) any net unrealized gain or loss (after any offset) resulting in such period from currency translation and transaction gains or losses including those related to currency re-measurements of Indebtedness (including any net loss or gain resulting from obligations under any Swap Contracts for currency exchange risk) and other monetary assets and liabilities; and

(iii) payments to third parties in respect of research and development, including amounts paid upon signing, success, completion and other milestones and other progress payments, to the extent expensed; and

(iv) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates).

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing (but without duplication of any of the foregoing exclusions and adjustments), Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Senior Secured Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of any Loan Party.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Parent Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the 2008 Transaction, the Transactions, the 2011 Reorganization or any Permitted Acquisition) consisting of indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(s) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries as of such date; provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) all letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Debt until 3 Business Days after such amount is drawn and (ii) Unrestricted Subsidiaries and (iii) obligations under Swap Contracts; provided, further, that (i) for the purpose of (x) calculating the Senior Secured Leverage Ratio (other than for purposes of Section 2.05(b)(i)) and (y) calculating the Total Leverage Ratio for the purpose of Section 7.03(aa)(i)(z), Consolidated Total Debt shall not be reduced pursuant to paragraph (b) of this definition; and (iii) for all other purposes, if there are any Loans outstanding hereunder as of the last day of the applicable Test Period, Consolidated Total Debt shall not be reduced pursuant to paragraph (b) of this definition by an amount greater than $50,000,000.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of (i) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries at such date and (ii) long-term accounts receivable over (b) the sum of (i) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries on such date and (ii) long-term deferred revenue, but excluding, without duplication, (a) the current portion of any Funded Debt, (b) all Indebtedness consisting of Revolving Credit Loans, Swing Line Loans and L/C Obligations to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of deferred income tax, including without limitation any assets or liabilities under FASB Interpretation No. 48, (e) the current portion of any Capitalized Lease Obligations, (f) deferred revenue arising from cash receipts that are earmarked for specific projects and (g) accruals for payments to third parties in respect of research and development, including amounts paid upon signing, success, completion and other milestones and other progress payments.

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Sponsor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Parent Borrower and/or other companies.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.04(b).

“Cure Expiration Date” has the meaning specified in Section 8.04(a).

“Cure Right” has the meaning specified in Section 8.04(a).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or analogous Laws or similar debtor relief Laws of the United States or of Canada or of other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to overdue principal, a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to such payment obligation and (b) with respect to any other overdue amount (including overdue interest and fees), a rate equal to (x) the Base Rate plus (y) the Applicable Rate applicable to Term Loans that are Base Rate Loans plus (z) 2.0% per annum; in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute (or a good faith dispute that is subsequently cured), (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute (or a good faith dispute that is subsequently cured), (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or (d) has notified the Borrowers and/or the Administrative Agent in writing of any of the foregoing (including any written certification of its intent not to comply with its obligations under Article 2).

“Delayed Funding Date” means the date designated by the Parent Borrower by written notice delivered to the Administrative Agent not later than 2 Business Days following the Amendment Effective Date, which date shall be no later than March 17, 2011 and no earlier than March 11, 2011, and if no such notice is delivered, shall be deemed to be March 17, 2011.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Parent Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Noncash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the noncash consideration converted to cash or Cash Equivalents within 180 days following the consummation of the applicable Disposition).

“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.05(a)(v)(B).

“Discount Range” has the meaning specified in Section 2.05(a)(v)(C).

“Discount Range Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(C).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C), substantially in the form of Exhibit K.

“Discount Range Prepayment Offer” means an irrevocable written offer by a Term Lender, substantially in the form of Exhibit L, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(C).

“Discount Range Proration” has the meaning specified in Section 2.05(a)(v)(C).

“Discounted Prepayment Determination Date” has the meaning specified in Section 2.05(a)(v)(D).

“Discounted Prepayment Effective Date” means, with respect to any Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discounted Prepayment Offers or Borrower Solicitation of Discount Range Prepayment Offer, the date that is five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.05(a)(v)(B)(3), Section 2.05(a)(v)(C)(3) or Section 2.05(a)(v)(D)(3), as applicable, or such earlier date as is agreed by the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning specified in Section 2.05(a)(v)(A).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith but excluding Equity Interests in Holdings and the Parent Borrower; provided that no transaction or series of related transactions shall be considered a “Disposition” for purposes of Section 2.05(b)(ii) or Section 7.05 unless the net cash proceeds resulting from such transaction or series of transactions shall exceed $5,000,000.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of or backstop on terms reasonably satisfactory to the L/C Issuer of all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date of the Term Loans; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings, the Parent Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings, the Parent Borrower or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECF Percentage” has the meaning specified in Section 2.05(b)(i).

“Eligible Assignee” means any Assignee permitted by and, to the extent applicable, consented to in accordance with Section 10.07(b).

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings with respect to any Environmental Liability (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental

Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws relating to the protection of the environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contribution” has the meaning specified in Schedule 1.01D.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with Holdings or the Parent Borrower and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Holdings or the Parent Borrower or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Holdings or the Parent Borrower or any of their respective ERISA Affiliates from a Multiemployer Plan, notification of Holdings or the Parent Borrower or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings or the Parent Borrower or any of their respective ERISA Affiliates.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to any Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; if such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, that the Eurodollar Rate with respect to Term Loans shall not be less than 1.50%; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to BBA LIBOR, at approximately 11:00 a.m., London time, two Business Days prior to such date for deposits in Dollars being delivered in the London interbank market for a term of one month commencing that day; if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London

Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the applicable Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries for such period,

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period,

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Parent Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Parent Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and

(v) cash receipts in respect of Swap Contracts during such fiscal year to the extent not otherwise included in such Consolidated Net Income; over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges included in clauses (a) through (i) and (l) through (m) of the definition of Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property and Capitalized Software Expenditures accrued or made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of Indebtedness (other than with Revolving Credit Loans) of the Parent Borrower or the Restricted Subsidiaries or otherwise other than with internally generated cash flow of the Parent Borrower and the Restricted Subsidiaries,

(iii) the aggregate amount of all principal payments of Indebtedness of the Parent Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase, but excluding (W) all other prepayments of Term Loans, (X) all prepayments or redemptions of the Senior Secured Notes, (Y) all prepayments of Revolving Credit Loans and Swing Line Loans and (Z) all prepayments in respect of any other revolving credit facility, except, in the case of clauses (Y) and (Z) only, to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of other Indebtedness of the Parent Borrower or the Restricted Subsidiaries or otherwise other than with internally generated cash flow of the Parent Borrower and the Restricted Subsidiaries,

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrowers and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Parent Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(vi) cash payments by the Parent Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Parent Borrower and the Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and to the extent financed with internally generated cash flow of the Parent Borrower and the Restricted Subsidiaries,

(vii) without duplication of amounts deducted pursuant to clause (viii) or (ix) below in prior fiscal years, the amount of Investments made pursuant to Sections 7.02(b), Section 7.02(g), Section 7.02(j) (other than Section 7.02(j)(ii) to the extent made in reliance of the Available Amounts attributed to such period), 7.02(n) (but excluding such loans and advances in respect of Section 7.06(g)(iv) (to the extent the amount of such Investment would not have been deducted pursuant to this clause if made by the Parent Borrower or a Restricted Subsidiary)) and Section 7.02(o) and acquisitions made during such period to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Parent Borrower and the Restricted Subsidiaries,

(viii) the amount of Restricted Payments paid during such period pursuant to Sections 7.06(f), 7.06(g) (other than subclause (iv) (to the extent the amount of the Investment made pursuant thereto would not have been deducted pursuant to this definition if made by the Parent Borrower or a Restricted Subsidiary) thereof), 7.06(h), 7.06(i), 7.06(j), 7.06(k) and 7.06(l) and to the extent such Restricted Payments were financed with internally generated cash flow of the Parent Borrower and the Restricted Subsidiaries,

(ix) the aggregate amount of expenditures actually made by the Parent Borrower and the Restricted Subsidiaries from internally generated cash flow of the Parent Borrower and the Restricted Subsidiaries during such period (including expenditures for the payment of financing fees, payments made to third parties in respect of research and development, including amounts paid upon signing, success, completion and other milestones and other progress payments) to the extent that such expenditures are not expensed during such period or are not deducted (or such expense is excluded) in calculating Consolidated Net Income,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Parent Borrower and the Restricted Subsidiaries during such period and financed with internally generated cash flow of the Parent Borrower and the Restricted Subsidiaries that are made in connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, (A) the aggregate consideration required to be paid in cash by the Parent Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures, Investments or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Parent Borrower following the end of such period; provided that Parent Borrower may make a good faith estimate of such amount to the extent such amount is unable to be definitively determined at the date of determination of Excess Cash Flow for the applicable period; provided further that, to the extent the aggregate amount of internally generated cash flow actually utilized to finance such Permitted Acquisitions, Capital Expenditures, Investment or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii) the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xiii) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means, except as otherwise contemplated by Schedule 1.01B, (a) any Subsidiary that is not a wholly owned Subsidiary, (b) each Subsidiary listed on Schedule 1.01B hereto, (c) any Subsidiary that is prohibited by contractual requirements (other than contractual requirements entered into by such Subsidiary to avoid guaranteeing the Obligations) or applicable Law from guaranteeing the Obligations, (d) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary (other than the Company if the Reorganization shall not have occurred and in such event limited to only those Domestic Subsidiaries existing on the date hereof), (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (e) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (f) any Domestic Subsidiary that is a disregarded entity under the Code that owns any Foreign Subsidiaries, (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Parent Borrower), the cost or other consequences (including any adverse tax consequences) of providing the Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom and (h) each Unrestricted Subsidiary.

“Existing Credit Agreement” has the meaning as given to such term in the Preliminary Statements to this Agreement.

“Extension Notice” has the meaning as given to such term in Section 2.15.

“Facility” means the Revolving Credit Facility, the 2014 Revolving Credit Facility, the 2016 Revolving Credit Facility, the Initial Term Facility or an Incremental Term Facility as the context may require.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Parent Borrower in good faith.

“FATCA” means Section 1471 through 1474 of the Code, as in effect on the date hereof, and any applicable Treasury regulation promulgated thereunder or published administrative guidance implementing such sections.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Financial Covenant Default” means (i) a failure to comply with Section 7.15(a) or 7.15(b) or (ii) the taking of any action by the Parent Borrower or its Restricted Subsidiaries if such action was prohibited hereunder solely due to the existence of a Financial Covenant Default of the type described in clause (i) of this definition. It is understood and agreed that this definition may not be amended without the written consent of each Lender directly and adversely affected thereby.

“Fiscal Alignment” refers to the alignment of the fiscal year of the Borrower, which ends on September 30 of each calendar year, and the fiscal year of the Company, which ends on December 31 of each calendar year.

“Foreign Casualty Event” has the meaning specified in Section 2.05(b)(vii).

“Foreign Disposition” has the meaning specified in Section 2.05(b)(vii).

“Foreign Lender” has the meaning specified in Section 3.01(b).

“Foreign Plan” means any material employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Holdings or any Subsidiary of Holdings with respect to employees employed outside the United States.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries, as determined in accordance with GAAP in good faith by a Responsible Officer of the Parent Borrower.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to Non-Defaulting Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to Non-Defaulting Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Parent Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the

Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Amendment Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated

or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guaranty” means (a) the guaranty made by Holdings and the other Guarantors in favor of the Administrative Agent on behalf of certain of the Secured Parties pursuant to clause (b) of the definition of “Collateral and Guarantee Requirement,” substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, and all wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is an Agent, a Lender, a Joint Bookrunner or an Affiliate of any of the foregoing on the Closing Date or at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of any of the foregoing.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Honor Date” has the meaning specified in Section 2.03(c).

“HSBC Bank” means HSBC Bank USA, N.A.

“HSBC Securities” means HSBC Securities (USA) Inc.

“Identified Participating Lender” has the meaning specified in Section 2.05(a)(v)(C).

“Identified Qualifying Lenders” has the meaning specified in Section 2.05(a)(v)(D).

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor advised fund of which any such individual is the donor.

“Incremental Amendment” has the meaning specified in Section 2.14(a).

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(a).

“Incremental Increase” has the meaning specified in Section 2.14(a).

“Incremental Term Facility” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of the Parent Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extension of terms) and made in the ordinary course of business. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. For the avoidance of doubt, Indebtedness does not include Cash Management Obligations.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Parent Borrower, qualified to perform the task for which it has been engaged and that is independent of the Parent Borrower and its Affiliates.

“Information” has the meaning specified in Section 10.08.

“Initial Revolving Borrowing” means one or more borrowings of Revolving Credit Loans or issuances or deemed issuances of Letters of Credit on the Amendment Effective Date in an amount not to exceed the aggregate amounts specified or referred to in the definition of the term “Permitted Initial Revolving Borrowing Purposes.”

“Initial Term Facility” means the Term Loans and Term Commitments made available to the Borrowers on the Amendment Effective Date.

“Initial Transactions” means the Transactions referred to in paragraphs (a) through (h) of Schedule 1.01D.

“Intellectual Property Security Agreements” has the meaning specified in the U.S. Security Agreement and the Canadian Security Agreement.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made; and (c) as to the Term Loans, the Delayed Funding Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or if so agreed by each Lender of such Eurodollar Rate Loan, nine or twelve months (or such period of less than one month as may be agreed by each Lender of such Eurodollar Rate Loan), as selected by the applicable Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Parent Borrower and its Restricted Subsidiaries, all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extension of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any return representing a return of capital with respect to such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Parent Borrower.

“Investment Grade Securities” means (a) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents), (b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Parent Borrower and the Subsidiaries, (c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b), which fund may also hold immaterial amounts of cash pending investment or distribution and (d) corresponding instruments in countries other than the United States of America customarily utilized for high quality investments, in each case, consistent with the Parent Borrower’s cash management and investment practices.

“IP Rights” has the meaning specified in Section 5.15.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Parent Borrower (or any of its Subsidiaries) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joint Bookrunner” means each of MLPF&S, RBCCM, HSBC Securities and Barclays Capital, the investment banking division of Barclays Bank PLC.

“Judgment Currency” has the meaning specified in Section 10.18.

“Junior Financing” has the meaning specified in Section 7.12(a)(i).

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Exposure” means, with respect to any Letter of Credit at any time, the maximum amount available to be drawn under such Letter of Credit at such time (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit).

“L/C Fee” has the meaning specified in Section 2.03(i).

“L/C Issuer” means Bank of America, in its capacity as an issuer of Letters of Credit hereunder, any other Lender that, at the request of the Parent Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld), agrees to become an L/C Issuer or any successor issuer of Letters of Credit hereunder.

“L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Letters of Credit (whether or not (i) such maximum amount is then in effect under any such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit or (ii) the conditions to drawing can then be satisfied) plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Sublimit” means an amount equal to $25,000,000.

“Lead Arrangers” means MLPF&S, RBCCM, HSBC Securities and Barclays Capital, the investment banking division of Barclays.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the 2016 Revolving Commitment Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Lien” means any mortgage, pledge, hypothec, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease be deemed a Lien.

“Loan” means an extension of credit by a Lender to a Borrower under Article 2 in the form of a 2014 Revolving Credit Loan, a 2016 Revolving Credit Loan, a Swing Line Loan or a Term Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Issuer Documents, (vi) the Amendment Agreement and (vii) each Incremental Amendment.

“Loan Parties” means, collectively, (i) Holdings, (ii) the Borrowers and (iii) each other Guarantor.

“Management Stockholders” means the members of management of Holdings or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Margin Stock” has the meaning specified in Regulation U.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a circumstance or condition affecting the business, operations, assets, liabilities (actual or contingent) or financial condition of the Parent Borrower and its Subsidiaries, taken as a whole, that would materially adversely affect (a) the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (b) the rights and remedies of the Lenders or the Administrative Agent under any Loan Document.

“Material Domestic Subsidiary” means, at any date of determination, (A) the Co-Borrower (for so long as it is a Borrower hereunder) and (B) each of the Parent Borrower’s Domestic Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Parent Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Parent Borrower for which financial statements have been delivered pursuant to Section 6.01 or more than 5.0% of the gross revenues of the Parent Borrower and the Restricted Subsidiaries for the period of four consecutive fiscal quarters ending as of the last day of such fiscal quarter, then the Parent Borrower shall, not later than 45 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and comply with the provisions of Section 6.11 applicable to such Subsidiary.

“Material Foreign Subsidiary” means, at any date of determination, each of the Parent Borrower’s Foreign Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Parent Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Material Real Property” means any real property owned by any Loan Party with a Fair Market Value in excess of $2,500,000.

“Material Subsidiary” means any Material Domestic Subsidiary or Material Foreign Subsidiary.

“Maturity Date” means (a) with respect to any Revolving Credit Facility, the applicable Revolving Commitment Maturity Date and (b) with respect to the Term Loans, the sixth anniversary of the Amendment Effective Date; provided that if either such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 10.10.

“Maximum Tender Payment” has the meaning specified in Schedule 1.01D.

“Minority Investment” means any Person other than a Subsidiary in which the Parent Borrower or any Restricted Subsidiary owns any Equity Interests.

“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means collectively, the deeds of trust, trust deeds, deeds of hypothec and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Lenders in form and substance reasonably satisfactory to the Administrative Agent, and any other mortgages executed and delivered pursuant to Section 6.11.

“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).

“Mortgaged Properties” has the meaning specified in Section 6.13(c).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Holdings, the Parent Borrower or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the past five years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Parent Borrower or any of the Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Parent Borrower or any of the Restricted Subsidiaries) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Parent Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes or distributions made pursuant to Section 7.06(g)(i) or 7.06(g)(iii) paid or estimated to be payable in connection therewith (including withholding taxes imposed on the repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Parent Borrower or a wholly owned Restricted Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Parent Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E); provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions (other than a Disposition) shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $5,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $15,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b)(i) with respect to the incurrence or issuance of any Indebtedness by the Parent Borrower or any Restricted Subsidiary or any Permitted Equity Issuance by the Parent Borrower or any direct or indirect parent of the Parent Borrower, the excess, if any, of (A) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (B)(x) taxes or distributions made pursuant to Section 7.06(g)(i) paid or estimated to be payable in connection therewith (including withholding taxes imposed on the repatriation of any cash received in connection with such incurrence or issuance) and (y) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Parent Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Parent Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Parent Borrower.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Defaulting Lender” has the meaning specified in Section 2.16(a).

“Non-Loan Party” means any Subsidiary of the Parent Borrower that is not a Loan Party.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (y) obligations of any Loan Party or any Restricted Subsidiary arising under any Secured Hedge Agreement and (z) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.

“Offer” has the meaning specified in Schedule 1.01D.

“Old Subsidiary” means any Subsidiary that was a Subsidiary of the Parent Borrower immediately following the Closing Date.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Lenders” has the meaning as given to such term in the Preliminary Statements to this Agreement.

“Other Taxes” has the meaning specified in Section 3.01(e).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the principal amount thereof outstanding after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, an L/C Issuer, or the Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation.

“Parent Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Lender” has the meaning specified in Section 2.05(a)(v)(C).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the U.S. Pension Protection Act of 2006, as amended.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Holdings, the Parent Borrower or any of their respective ERISA Affiliates or to which Holdings, the Parent Borrower or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time since May 31, 2005.

“Per Share Offer Price” has the meaning specified in Schedule 1.01D.

“Permitted Acquisition” has the meaning specified in Section 7.02(j).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Parent Borrower or any direct or indirect parent of the Parent Borrower, in each case to the extent permitted hereunder.

“Permitted Holders” means each of (i) the Sponsor Group, (ii) the Management Stockholders and (iii) the Co-Investors.

“Permitted Initial Revolving Borrowing Purposes” means to finance (a) the payment of certain upfront fees in respect of the Revolving Credit Facility and original issue discount in respect of the Term Loans or (b) seasonal working capital and variations from projected working capital needs of the Parent Borrower or its Subsidiaries.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(b) or Section 7.03(e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is the Senior Secured Notes, Permitted Secured Debt or Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) to the extent the Indebtedness being refinanced is secured, the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions with respect to the Collateral of the Secured Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (iii) the terms and conditions (excluding as to collateral, subordination, interest rate and redemption premium)

of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, shall not be materially less favorable to the Loan Parties than this Credit Agreement or the prevailing market terms and conditions applicable to similar Indebtedness for similarly-situated issuers at the time of such incurrence and (iv) such modification, refinancing, refunding, renewal or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least 1 Business Day prior to such modification, refinancing, refunding, renewal or extension, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive absent manifest error.

“Permitted Secured Debt” means senior secured notes pursuant to a public or 144A or other private issuance of debt securities (including bridge financings in respect thereof) or senior secured term loans, in either case issued or incurred by a Borrower or a Guarantor pursuant to Section 7.03(aa), provided that (a) such notes and terms loans shall rank pari passu in right of payment with the Revolving Credit Loans and the Term Loans, (b) such notes and term loans shall not be Guaranteed by any Person other than the Borrowers and any Subsidiary that is a Guarantor, (c) such notes and term loans shall be secured on an equal and ratable or junior basis with the Obligations pursuant to the Loan Documents (except as specified in the Loan Documents) and shall not be secured by any assets of any Person other than the Collateral, (d) in the case of any term loans, such term loans (including bridge financings in respect thereof) (i) shall not mature earlier than the Maturity Date of the Term Loans and (ii) shall not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Term Loans, and (e) in the case of any notes (i) the terms of such notes shall not provide for any scheduled repayment, mandatory redemption, sinking fund obligation or other payment prior to the Maturity Date for the Term Loans, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default (or, in the case of any bridge financing, subject to prepayments from the issuance of equity or other indebtedness permitted hereunder customary for bridge financings), (ii) the terms of such notes do not require the maintenance or achievement of any financial performance standards other than (x) as a condition to taking specified actions or (y) the terms of which are no more restrictive than those set forth in this Agreement, and (iii) such notes shall have interest rates and redemption premiums determined by the board of directors of the Parent Borrower to be market rates and premiums at the time of issuance of such notes.

“Permitted Secured Debt Documentation” means any notes, instruments, agreements and other credit documents governing any Permitted Secured Debt.

“Permitted Subordinated Notes” means senior subordinated notes issued by a Borrower or a Guarantor, provided that (a) the terms of such notes provide for customary subordination of such notes to the Obligations and do not provide for any scheduled repayment, mandatory redemption, sinking fund obligation or other payment prior to the Maturity Date for the Term Loans, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default and (b) the covenants, events of default, guarantees and other terms for such notes (provided that such notes shall have interest rates and redemption premiums determined by the board of directors of the Parent Borrower to be market rates and premiums at the time of issuance of such notes), taken as a whole, are determined by the board of directors of the Parent Borrower to be market terms on the date of issuance and in any event are not materially more restrictive on the Parent Borrower and the Restricted Subsidiaries, or materially less favorable to the Lenders, than the terms of the Senior Unsecured Notes and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions.

“Permitted Subordinated Notes Documentation” means any notes, instruments, agreements and other credit documents governing any Permitted Subordinated Notes.

“Permitted Unsecured Debt” means senior unsecured notes (including any unsecured bridge financing in respect thereof) issued by a Borrower or a Guarantor pursuant to Section 7.03(aa), provided that (a) such Indebtedness shall not mature earlier than the Maturity Date of the Term Loans, (b) the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption, sinking fund obligation or other payment prior to the Maturity Date for the Term Loans, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default (or, in the case of any bridge financing, subject to prepayments from the issuance of equity or other indebtedness permitted hereunder customary for bridge financings) and (c) the covenants, events of default, guarantees and other terms for such Indebtedness (provided that such notes shall have interest rates and redemption premiums determined by the board of directors of the Parent Borrower to be market rates and premiums at the time of issuance of such notes), taken as a whole, are determined by the board of directors of the Parent Borrower to be market terms on the date of issuance and in any event are not materially more restrictive on the Parent Borrower and the Restricted Subsidiaries, than the terms of the Senior Unsecured Notes and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions.

“Permitted Unsecured Debt Documentation” means any notes, instruments, agreements, and other credit documents governing any Permitted Unsecured Debt.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established by Holdings, the Parent Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Platform” has the meaning specified in Section 6.02.

“Post-Closing Offer” has the meaning specified in Schedule 1.01D.

“Prepayment Fee” has the meaning specified in Section 2.09(c).

“Pro Forma Balance Sheet” has the meaning specified in Section 5.05(a)(ii).

“Pro Forma Financial Statements” has the meaning specified in Section 5.05(a)(ii).

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” shall have the meaning specified in Section 6.01(c).

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings (or any direct or indirect parent thereof), (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the final maturity of the Term Loans (as in effect on the Amendment Effective Date) (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Parent Borrower and the Restricted Subsidiaries than those in the Senior Unsecured Notes Indenture, (c) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (i) the date that is five years from the date of the issuance or incurrence thereof and (ii) the date that is ninety one days after the final maturity of the Term Loans (as in effect on the Amendment Effective Date) (it being understood that this clause (c) shall not prohibit Indebtedness the terms of which permit the issuer thereof to elect, at its option, to make payments in cash of interest or other amounts in respect of the principal thereof prior to the date determined in accordance with clauses (i) and (ii) of this clause (c)) and (d) that is not Guaranteed by the Parent Borrower or any Restricted Subsidiary.

“Qualifying IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Quarterly Financial Statements” means the unaudited consolidated balance sheets of each of the Company and the Parent Borrower and related statements of income, stockholders’ equity and cash flows of the Company or the Parent Borrower, as applicable, for each fiscal quarter ended after the date of the most recent Annual Financial Statement delivered by the Company or the Parent Borrower, as applicable, and at least forty-five (45) days before the Amendment Effective Date.

“RBCCM” means RBC Capital Markets.

“Refinanced Term Loans” has the meaning specified in Section 10.01.

“Register” has the meaning specified in Section 10.07(d).

“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).

“Reorganization” has the meaning set forth in the Existing Credit Agreement.

“Replacement Term Loans” has the meaning specified in Section 10.01.

“Reportable Event” means, with respect to any Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means (a) any prepayment or repayment of Term Loans with the proceeds of, or any conversion of Term Loans into, any new or replacement tranche of term loans or Indebtedness incurred for the primary purpose of prepaying, repaying or replacing the Term Loans and with an All-in Yield less than the All-in Yield applicable to the Term Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) and (b) any amendment to the Term Loans or any Class thereof the primary purpose of which is to reduce the All-in Yield applicable to such Term Loans.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Facility Lenders” means with respect to any Facility on any date of determination, Lenders having more than 50% of the sum of (i) the Total Outstandings under such Facility (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility being deemed “held” by such Lender for purposes of this definition) and (ii) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the

Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that “Required Lenders” shall exclude the Term Lenders (in their capacities as such) and shall be determined without giving effect to Total Outstandings under the Initial Term Facility, any Incremental Term Facility or any other term loan facility included as a Facility and the aggregate unused Term Commitments, in each case solely in connection with any amendment, waiver, consent or approval with respect to (i) Section 4.02 for Credit Extensions under any Revolving Credit Facility, (ii) the financial covenants set forth in Section 7.15(a) or (b) or any Financial Covenant Default (as provided in Section 7.15), (iii) any extension of the maturity date for any Revolving Credit Facility, (iv) the termination of the Revolving Credit Commitments, any acceleration of the Revolving Credit Loans and any requirement to Cash Collateralize the L/C Obligations in each case pursuant to Section 8.02, (v) interest rates or fees payable in connection with any Revolving Credit Facility, (vi) any provision of Article 2 relating to payments required to be made (including any Cash Collateral required to be provided) by the Parent Borrower or its Subsidiaries solely with respect to any Revolving Credit Facility and (vii) any provision requiring that any payments be made or shared on a pro rata basis solely between or among Revolving Credit Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Amendment Effective Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Parent Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Parent Borrower or any of the Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Parent Borrower’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).

“Revolver Termination Date” means the first date on which the Revolving Credit Commitments shall have been terminated in full, all Revolving Credit Loans and Swing Line Loans shall have been paid in full, all accrued and unpaid interest and fees payable in connection with the Revolving Credit Commitments and the Revolving Credit Loans shall have been paid in full, and there shall be no Letter of Credit outstanding hereunder that has not been fully Cash Collateralized or backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer.

“Revolving Commitment Maturity Date” means (a) with respect to the 2014 Revolving Credit Loans or the 2014 Revolving Credit Commitments, the 2014 Revolving Commitment Maturity Date and (b) with respect to the 2016 Revolving Credit Loans or the 2016 Revolving Credit Commitments, the 2016 Revolving Commitment Maturity Date.

“Revolving Credit Borrowing” means a borrowing consisting of 2014 Revolving Credit Loans or 2016 Revolving Credit Loans, in each case, of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the 2014 Revolving Credit Lenders or 2016 Revolving Credit Lenders, as applicable, pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, with respect to each 2014 Revolving Credit Lender, its 2014 Revolving Credit Commitment and with respect to each 2016 Revolving Credit Lender, its 2016 Revolving Credit Commitment. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $147,000,000 on the Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement (including Section 2.14).

“Revolving Credit Exposure” means (i) with respect to each 2014 Revolving Credit Lender, such Lender’s 2014 Revolving Credit Exposure and (ii) with respect to each 2016 Revolving Credit Lender, such Lender’s 2016 Revolving Credit Exposure.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that is a 2014 Revolving Credit Lender or a 2016 Revolving Credit Lender at such time.

“Revolving Credit Loan” means any 2014 Revolving Credit Loan or 2016 Revolving Credit Loan.

“Revolving Credit Note” means a promissory note of the Parent Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Parent Borrower to such Revolving Credit Lender resulting from any Class of the Revolving Credit Loans made by such Revolving Credit Lender.

“Royal Bank” means Royal Bank of Canada.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means immediately available funds in the place of disbursement or payment.

“Scheduled Dispositions” has the meaning specified in Section 7.05(q).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.03(f) that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank and designated in writing by the Parent Borrower to the Administrative Agent as a “Secured Hedge Agreement”.

“Secured Parties” has the meaning specified in the U.S. Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreements” means, collectively, the U.S. Security Agreement, the Canadian Security Agreement and the Deed of Hypothec executed by Axcan Pharma Inc., each other foreign security agreement delivered hereunder, together with each other Security Agreement Supplement or other security agreements executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the U.S. Security Agreement.

“Seller Note” has the meaning specified in Schedule 1.01D.

“Senior Notes” means the Senior Unsecured Notes and the Senior Secured Notes.

“Senior Notes Indentures” means the Senior Unsecured Notes Indenture and the Senior Secured Notes Indenture.

“Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period, in each case for Parent Borrower and its Restricted Subsidiaries.

“Senior Secured Notes” means the 2015 Senior Secured Notes.

“Senior Secured Notes Indenture” means the 2015 Senior Secured Notes Indenture.

“Senior Secured Notes Trustee” means the “Trustee” as defined in the Senior Secured Notes Indenture.

“Senior Unsecured Notes” means the Parent Borrower’s senior unsecured notes due 2016.

“Senior Unsecured Notes Indenture” means the Indenture for the Senior Unsecured Notes, dated as of May 6, 2008, as the same may be amended, modified, replaced or refinanced to the extent permitted by this Agreement.

“Share Purchase Agreement” has the meaning specified in Schedule 1.01D to this Agreement.

“Solicited Discount Proration” has the meaning specified in Section 2.05(a)(v)(D).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(D).

“Solicited Discounted Prepayment Notice” means a written notice of a Borrower Solicitation of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D), substantially in the form of Exhibit M.

“Solicited Discounted Prepayment Offer” means an irrevocable written offer by a Term Lender, substantially in the form of Exhibit N, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(D).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an absolute or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Discount” has the meaning specified in Section 2.05(a)(v)(B).

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(B).

“Specified Discount Prepayment Notice” means a written notice of Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B), substantially in the form of Exhibit O.

“Specified Discount Prepayment Response” means an irrevocable written response by a Term Lender to a Specified Discount Prepayment Notice, substantially in the form of Exhibit P.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(B).

“Specified Discount Proration” has the meaning specified in Section 2.05(a)(v)(B).

“Specified Subsidiary” means, at any date of determination, (a) each Material Subsidiary of the Parent Borrower (i) whose total assets at the last day of the most recent Test Period were equal to or greater than 10.0% of Total Assets at such date or (ii) whose gross revenues for such Test Period were equal to or greater than 10.0% of the consolidated gross revenues of the Parent Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP and (b) each other Material Subsidiary that is the subject of an Event of Default under Section 8.01(f) or Section 8.01(g) and that, when such Material Subsidiary’s total assets or gross revenues are aggregated with the total assets or gross revenues, as applicable, of each other Material Subsidiary that is the subject of an Event of Default under Section 8.01(f) or Section 8.01(g) would constitute a Specified Subsidiary under clause (a) above.

“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Parent Borrower or any Disposition or acquisition of a business unit, line of business, division or product line, including research and development and related assets in respect of any product by the Parent Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise.

“Spin Out” has the meaning specified on Schedule 1.01D.

“Sponsor Group” means (i) TPG Biotechnology Partners II, L.P., TPG Partners V, L.P., TPG FOF V-A, L.P. and TPG FOF V-B, L.P. and their respective Affiliates and Persons, funds or partnerships managed by any of them or any of their respective Affiliates, but not including, however, any of their respective portfolio companies and (ii) the Sponsors.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Sponsors or their advisors and the Parent Borrower.

“Sponsor Termination Fees” means the one time payment under the Sponsor Management Agreement of a termination fee to one or more of the Sponsors and their Affiliates in the event of either a Change of Control or the completion of a Qualifying IPO.

“Sponsors” means TPG Partners V, L.P. and its Affiliates and funds or partnerships managed by any of them or any of their respective Affiliates, but not including, however, any of their respective portfolio companies.

“Submitted Amount” has the meaning specified in Section 2.05(a)(v)(C).

“Submitted Discount” has the meaning specified in Section 2.05(a)(v)(C).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Successor Borrower” has the meaning specified in Section 7.04(d).

“Supplemental Administrative Agent” has the meaning specified in Section 9.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Obligations” means, as at any date of determination, the aggregate Outstanding Amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Syndication Agent” means RBCCM as syndication agent under this Agreement.

“Takeout Date” has the meaning specified in Section 2.03(c).

“Taxes” has the meaning specified in Section 3.01(a).

“Term Borrowing” means a borrowing consisting of Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to each of the Borrowers pursuant to Section 2.01(a) in an aggregate amount with respect to each Borrower not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01B under the caption “Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including under Section 2.14). The initial aggregate amount of the Term Commitments is $750,000,000.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means a Loan made pursuant to Section 2.01(a).

“Term Note” means a promissory note of a Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of such Borrower to such Term Lender resulting from the Term Loans made by such Term Lender to such Borrower.

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Parent Borrower ended on or prior to such time

(taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b). A Test Period may be designated by reference to the last day thereof (i.e., the “December 31, 2007 Test Period” refers to the period of four consecutive fiscal quarters of the Parent Borrower ended December 31, 2007), and a Test Period shall be deemed to end on the last day thereof.

“Threshold Amount” means $25,000,000.

“Total Assets” means the total assets of the Parent Borrower and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Parent Borrower delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b) after the Amendment Effective Date, the Pro Forma Financial Statements.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period, in each case for Parent Borrower and its Restricted Subsidiaries.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction Expenses” means any fees or expenses incurred or paid by the Parent Borrower or any Restricted Subsidiary in connection with the 2008 Transaction, the Transactions and the 2011 Reorganization, including payments to officers, employees and directors as change of control payments, severance payments, special or retain bonuses and charges for repurchases or rollover of, or modification to, stock options.

“Transactions” means the transactions described in Schedule 1.01D.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of the Parent Borrower listed on Schedule 1.01C, (ii) any Subsidiary of the Parent Borrower designated by the board of directors of the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the date hereof and (iii) any Subsidiary of an Unrestricted Subsidiary, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Parent Borrower in accordance with Section 6.14 or ceases to be a Subsidiary of the Parent Borrower, provided that no Borrower may be an Unrestricted Subsidiary at any time.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“U.S. Lender” has the meaning specified in Section 3.01(c).

“U.S. Security Agreement” means the U.S. Security Agreement dated as of February 25, 2008 executed by Holdings, the Borrowers and each Loan Party that is a Domestic Subsidiary.

“Voting Stock” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness; provided, that for purposes of determining the Weighted Average Life to Maturity of any Refinanced Term Debt or any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effect of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) Except as otherwise expressly provided in Section 7.03, for purposes of determining compliance with Sections 7.01, 7.02, 7.03, 7.05, 7.06, 7.08, 7.09 and 7.12 at any time, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate Transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Sections 7.01, 7.02, 7.03, 7.05, 7.06, 7.08, 7.09 and 7.13, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Parent Borrower in its sole discretion at such time.

Section 1.03. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

Section 1.04. Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; and (c) references to any Person shall include the successors and permitted assigns of such Person.

Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07. Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, the Senior Secured Leverage Ratio, Consolidated Interest Expense Ratio and the Total Leverage Ratio shall be calculated in the manner prescribed by this Section 1.07.

(b) In the event that the Parent Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness included in the definitions of Consolidated Senior Secured Debt or Consolidated Total Debt, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced), subsequent to the end of the Test Period for which any financial ratio or test is being calculated but prior to or simultaneously with the event for which such calculation is being made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Consolidated Interest Expense Ratio (or similar ratio), such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, as if the same had occurred on the first day of the applicable Test Period).

(c) For purposes of calculating any financial ratio or test, Specified Transactions that have been made by the Parent Borrower or any of its Restricted Subsidiaries during the applicable Test Period or subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the applicable Test Period. If since the beginning of any such Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Parent Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.04, then any applicable financial ratio or test shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction occurred at the beginning of the applicable Test Period.

(d) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Consolidated Interest Expense Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Parent Borrower or Restricted Subsidiary may designate.

(e) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent Borrower and may include, for the avoidance of doubt, cost savings, operating expense reductions and synergies resulting from such Specified Transaction which is being given pro forma effect that have been or are expected to be realized; provided that (A) such amounts are projected by the Parent Borrower in good faith to a result from actions either taken or expected to be taken within 12 months after the end of such Test Period (which cost savings, operating expense reductions and synergies shall be subject only to certification by management of the Parent Borrower and calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period) and (B) no amounts shall be added pursuant to this clause to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (including, without limitation, through clause (a)(ix) of the definition thereof) with respect to such period.

Notwithstanding the foregoing, when calculating the Total Leverage Ratio for the purpose of the definition of “Applicable Rate”, Senior Secured Leverage Ratio for the purpose of Section 2.05(b) and the Total Leverage Ratio and Consolidated Interest Expense Ratio for the purposes of Section 7.15, (x) the events described in this Section 1.07 that occurred subsequent to the end of the Test Period shall not be given pro forma effect and (y) Section 1.07(d) shall not apply.

Section 1.08. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE 2

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01. The Loans. (a) The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make loans to each Borrower denominated in Dollars (x) on the Amendment Effective Date in an amount equal to such Term Lender’s Pro Rata Share of $500,000,000 and (y) on the Delayed Funding Date in an amount equal to such Term Lender’s remaining Term Commitment on such date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. For the avoidance of doubt, the Term Loans shall constitute a single Class and tranche for all purposes hereunder irrespective of the date of Borrowing.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars to the Parent Borrower as elected by the Parent Borrower pursuant to Section 2.02 from time to time, on any Business Day after the Closing Date until the Revolving Commitment Maturity Date applicable to such Lender’s Revolving Credit Commitment in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. All Revolving Credit Loans will be made by all Revolving Credit Lenders (including both 2014 Revolving Credit Lenders and 2016 Revolving Credit Lenders) in accordance with their Pro Rata Share of the Revolving Credit Facility until the 2014 Revolving Commitment Maturity Date; thereafter, all Revolving Credit Loans will be made by the 2016 Revolving Credit Lenders in accordance with their Pro Rata Share of the 2016 Revolving Credit Facility until the 2016 Revolving Commitment Maturity Date. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Parent Borrower may borrow under this Section 2.01(b), prepay under Section 2.05 and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

Section 2.02. Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing (other than Swing Line Borrowings with respect to which this Section 2.02 shall not apply), each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Parent Borrower’s irrevocable notice to the Administrative Agent (on its own behalf or on behalf of the Co-Borrower in the case of Borrowings by the Co-Borrower), which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 noon (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans; provided that the notice referred to in subclause (i) above may be delivered not later than 9:00 a.m. two Business Days prior to the Closing Date in the case of the initial Credit Extensions. Each telephonic notice by the Parent Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Parent Borrower (on its own behalf or, when indicated in the case of a Term Borrowing, on behalf of the Co-Borrower) is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto; provided, that the Term Loans borrowed on the Amendment Effective Date (x) initially shall be Eurodollar Rate Loans having an interest period of one (1) month and (y) if such initial Interest Period shall end on a day prior to the Delayed Funding Date, shall be automatically converted into Base Rate Loans at the end of such initial Interest Period and shall remain Base Rate Loans until the Delayed Funding Date. If the Parent Borrower fails (on its own behalf or on behalf of the Co-Borrower) to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Parent Borrower requests (on its own behalf or on behalf of the Co-Borrower) a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Parent Borrower (on its own behalf or on behalf of the Co-Borrower), the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is on the Amendment Effective Date, the conditions set forth in Section 5 of the Amendment Agreement, and in such case the conditions set forth in Section 4.02 shall not apply), the Administrative Agent shall make all funds so received available to the specified Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Parent Borrower; provided that if, on the date the Committed Loan Notice with respect to a

Borrowing under a Revolving Credit Facility is given by the Parent Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Parent Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, the Administrative Agent or the Required Facility Lenders may require that no Loans under the applicable Facility may be converted to or continued as Eurodollar Rate Loans.

(d) The Administrative Agent shall promptly notify the Parent Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Parent Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twenty (20) Interest Periods in effect unless otherwise agreed between the Parent Borrower and the Administrative Agent.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the applicable Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If a Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.03. Letters of Credit. (a) The Letter of Credit Commitments. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Parent Borrower (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Parent Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drawings under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that L/C Issuers shall not be obligated to make L/C Credit Extensions with respect to Letters of Credit, and Lenders shall not be obligated to participate in Letters of Credit if, as of the date of the applicable Letter of Credit, (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the aggregate amount of the Revolving Credit Commitments or (z) the Outstanding Amount of all L/C Obligations would exceed the L/C Sublimit. Each request by the Parent Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Parent Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Parent Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Parent Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless otherwise agreed by the L/C Issuer and the Administrative Agent; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) each Appropriate Lender shall have approved such expiry date or (2) the Outstanding Amount of the L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized.

(iii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally; or

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars.

(iv) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) Each L/C Issuer shall act on behalf of the Appropriate Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Parent Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:00 noon at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the expiry date thereof; (c) the name and address of the beneficiary thereof; (d) the documents to be presented by such beneficiary in case of any drawing thereunder; (e) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (f) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Parent Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.

Unless the relevant L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 4 shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Parent Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Pro Rata Share (calculated prior to the 2014 Revolving Commitment Maturity Date by reference to the Revolving Credit Facility and thereafter by reference to the 2016 Revolving Credit Facility) times the amount of such Letter of Credit.

(iii) If the Parent Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Parent Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time until an expiry date not later than the applicable Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would not be permitted, or would have no obligation at such time, to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received actual notice (which may be by telephone or in writing) sufficiently in advance of the Nonrenewal Notice Date from the Administrative Agent or any Revolving Credit Lender, as applicable, or the Parent Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (it being understood that such notice shall not be presumptively sufficient unless such notice is provided not less than five (5) Business Days in advance of such Nonrenewal Notice Date).

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Parent Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Parent Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date (the “Takeout Date”) which is the later of (x) the first Business Day after the giving of the related notice pursuant to the preceding sentence or (y) the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Parent Borrower shall reimburse the L/C Issuer through the Administration Agent in an amount equal to the amount of such drawing, together with (if the Takeout Date and the Honor Date are not the same) interest on such amount at the rate applicable to Base Rate Loans that are 2016 Revolving Credit Loans from and including the Honor Date to but not including the Takeout Date. If the Parent Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Takeout Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Parent Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Takeout Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of any Unreimbursed Amount in respect of a Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (which may be the same Business Day such notice is provided if such notice is provided prior to 12:00 noon), whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Parent Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Parent Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Parent Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that, except with respect to the initial Credit Extensions made on the Closing Date, each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Parent Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Parent Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Appropriate Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(d), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Parent Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Appropriate Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Obligations of the Revolving Credit Lenders under this Section 2.03(d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Parent Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Parent Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing and notwithstanding anything to the contrary hereinafter, shall not excuse any L/C Issuer from liability to the Parent Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Parent Borrower to the extent permitted by applicable Law) suffered by the Parent Borrower that are caused by acts or omissions by such L/C Issuer constituting gross negligence or willful misconduct on the part of such L/C Issuer.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer.

(f) Role of L/C Issuers. Each Lender and the Parent Borrower agrees that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) any lack or alleged lack of due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Parent Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Parent Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(f); provided that anything in such clauses to the contrary notwithstanding, the Parent Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Parent Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Parent Borrower that were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. If (i) any Event of Default occurs and is continuing and the Required Lenders require the Parent Borrower to Cash Collateralize its L/C Obligations pursuant to Section 8.02(c), (ii) an Event of Default set forth under Section 8.01(f) occurs and is continuing or (iii) for any reason, any Letter of Credit is outstanding at the time of termination of the Revolving Credit Commitments and a backstop letter of credit that is reasonably satisfactory to the L/C Issuer is not in place, then the Parent Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i) or (iii), (A) the Business Day that the Parent Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon or (B) if clause (A) above does not apply, the Business Day immediately following the day that the Parent Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. The Parent Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents selected by the Administrative Agent in its sole discretion. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Parent Borrower. In the case of clause (i) or (ii) above, if such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral shall be refunded to the Parent Borrower.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant L/C Issuer and the Parent Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees. Subject to Section 2.03(n), the Parent Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee (the

“L/C Fee”) for each Letter of Credit issued pursuant to this Agreement equal to (A) the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit), minus (B) the fronting fee set forth in Section 2.03(j) below. Such L/C Fees shall be computed on a quarterly basis in arrears. Such L/C Fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Parent Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum (or such other lower rate as may be mutually agreed by the Parent Borrower and the applicable L/C Issuer) on the daily maximum amount then available to be drawn under such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Parent Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(l) Reporting. Each L/C Issuer that is not the Administrative Agent will report in writing to the Administrative Agent (i) on the fifteenth Business Day of each calendar quarter, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding calendar quarter (and on such other dates as the Administrative Agent may request), (ii) in the event that an issuance, amendment, renewal or extension of a Letter of Credit for which notice has been given in accordance with this Section is not effected in accordance with the terms of such notice, prompt notice to such effect, (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement and (iv) on any Business Day on which the Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure.

(m) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Parent Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Parent Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Parent Borrower, and that the Parent Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(n) Reallocation of Risk Participations. On the 2014 Revolving Commitment Termination Date, all risk participations with respect to Letters of Credit issued on or prior to the 2014 Revolving Commitment Termination Date, and all obligations to make Revolving Credit Loans or L/C Advances pursuant to Section 2.03 to reimburse the relevant L/C Issuer for any amount drawn under such Letters of Credit, shall be reallocated to the 2016 Revolving Credit Lenders in accordance with their Pro Rata Share of the 2016 Revolving Credit Facility; provided that (i) no such reallocation shall occur if any Default or Event of Default shall have occurred and be continuing, including for the avoidance of doubt as a result of the Borrower’s failure to comply with its obligations under Section 2.05(b)(iv) (and each 2014 Revolving Credit Lender shall continue to be entitled to its pro rata share of the L/C Fees, determined by reference to such 2014 Revolving Credit Lender’s share of aggregate L/C Exposure for all outstanding Letters of Credit) and (ii) such reallocation shall only be effected to the extent that it would not result in the 2016 Revolving Credit Exposure of any 2016 Revolving Credit Lender exceeding such Lender’s 2016 Revolving Credit Commitments (and any portion of the risk participation or other obligation not reallocated as a result of this clause (ii) shall terminate on the 2014 Revolving Commitment Termination Date).

(o) Outstanding Letters of Credit. All Letters of Credit outstanding under the Existing Credit Agreement on the Amendment Effective Date shall remain outstanding hereunder on the terms set forth herein. Each Revolving Credit Lender’s risk participation in each such Letter of Credit shall be determined in accordance with such Lender’s Pro Rata Share, as provided in Section 2.03(b)(ii), as if such Letter of Credit had been issued on the Amendment Effective Date.

Section 2.04. Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Parent Borrower from time to time on any Business Day until the 2016 Revolving Commitment Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect. Within the foregoing limits, and subject to the other terms and conditions hereof, the Parent Borrower may borrow under this Section 2.04, prepay under Section 2.05 and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Swing Line Loans shall only be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share (calculated prior to the 2014 Revolving Commitment Maturity Date by reference to the Revolving Credit Facility and thereafter by reference to the 2016 Revolving Credit Facility) times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Parent Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $25,000), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Parent Borrower.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Parent Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan that is a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Parent Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the date specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Parent Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Parent Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Parent Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this Section 2.04(d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Parent Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Parent Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Reallocation of Risk Participations. On the 2014 Revolving Credit Termination Date, all risk participations with respect to Swing Line Loans extended on or prior to the 2014 Revolving Commitment Termination Date and all obligations to make Revolving Credit Loans pursuant to Section 2.04(c), shall be reallocated to the 2016 Revolving Credit Lenders in accordance with their Pro Rata Share of the 2016 Revolving Credit Facility; provided that (i) no such reallocation shall occur if any Default or Event of Default shall have occurred and be continuing, including for the avoidance of doubt as a result of the Borrower’s failure to comply with its obligations under Section 2.05(b)(iv) and (ii) such reallocation shall only be effected to the extent that it would not result in the 2016 Revolving Credit Exposure of any 2016 Revolving Credit Lender exceeding such Lender’s 2016 Revolving Credit Commitments (and any portion of the risk participation or other obligation not reallocated as a result of this clause (ii) shall terminate on the 2014 Revolving Commitment Termination Date).

Section 2.05. Prepayments. (a) Optional. (i) The Borrowers may, upon notice to the Administrative Agent (which may be provided by the Parent Borrower on behalf of the Co-Borrower), at any time or from time to time voluntarily prepay Term Loans owing by it and, in the case of the Parent Borrower, Revolving Credit Loans owing by it in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 12:00 noon (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any partial prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (D) prior to the 2014 Revolving Commitment Maturity Date, all optional prepayments of Revolving Credit Loans pursuant to this paragraph shall be applied to the 2014 Revolving Credit Loans and the 2016 Revolving Credit Loans on a pro rata basis. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and the payment amount specified in such notice shall be due and payable on the date specified therein. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. Any prepayment of a Eurodollar Rate Loan or of a Term Loan which is a Base Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.09(c) or Section 3.05. Each prepayment of the Loans pursuant to this Section 2.05(a)(i) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii) The Parent Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $25,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, a Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(iv) Voluntary prepayments of Term Loans pursuant to Section 2.05(a)(i) shall be applied to the remaining scheduled installments of principal owing by that Borrower in respect thereof pursuant to Section 2.07(a) in a manner determined at the discretion of such Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity).

(v) Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Borrowers may prepay the outstanding Term Loans on the following basis:

(A) Each Borrower shall have the right to make a voluntary prepayment of its Term Loans at a discount to par pursuant to and in accordance with this Section 2.05(a)(v) (any such prepayment, a “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.05(a)(v); provided that (x) the Parent Borrower shall not make any Revolving Credit Borrowing or Swing Line Borrowing to fund any Discounted Term Loan Prepayment and (y) no Borrower shall initiate any action under this Section 2.05(a)(v) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date or (II) at least three (3) Business Days shall have passed since the date any Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(B)(1) Subject to the proviso to subsection (A) above, each Borrower may from time to time offer to make a Discounted Term Loan Prepayment with respect to its Term Loans by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available to each Term Lender holding Term Loans of the tranche or tranches of Term Loans that are the subject of such offer, (II) any such offer shall specify the tranche or tranches of Term Loans subject to such offer, the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain open through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(2) Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its Term Loans of the applicable tranche or tranches at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Term Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one Discount Prepayment Accepting Lender, the applicable Borrower will prepay outstanding Term Loans pursuant to this paragraph (B) of each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in each such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2); provided that, if the aggregate principal amount of Term Loans of a tranche accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount with respect to such tranche, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Parent Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the applicable Borrower of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid at the Specified Discount on such date, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to a Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C)(1) Subject to the proviso to subsection (A) above, each Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended to each Term Lender holding Term Loans of the tranche or tranches of Term Loans that are the subject of such solicitation of Discount Range Prepayment Offers, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be paid by such Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts

may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by a Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Parent Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The applicable Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) so as to yield a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(3) If there is at least one Participating Lender, the applicable Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discounted Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Parent Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the applicable Borrower of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid at the Applicable Discount on such date, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to a Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D)(1) Subject to the proviso to subsection (A) above, each Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended to each Term Lender holding Term Loans of the tranche or tranches of Term Loans that are the subject of such solicitation of Solicited Discounted Prepayment Offers, (II) any such notice shall specify the maximum aggregate principal amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans such Borrower is willing to prepay at a discount (it being understood that different Solicited Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by such Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted

Prepayment Response Date”). Each relevant Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loans and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2) The Auction Agent shall promptly provide the applicable Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrowers (the “Acceptable Discount”), if any. If such Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrowers from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), such Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from such Borrower by the Acceptance Date, such Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the applicable Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by such Borrower at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If such Borrower elects to accept any Acceptable Discount, then such Borrower agrees to accept all Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The applicable Borrower will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the applicable Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). The Auction Agent shall promptly, and in any case not later than the next Business Day following the Solicited Discounted Prepayment Response Date, notify (I) the applicable Borrower of the Discounted

Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to a Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E) In connection with any Discounted Term Loan Prepayment, the Borrowers and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrowers in connection therewith.

(F) If any Term Loan is to be prepaid in accordance with paragraphs (B) through (D) above, the applicable Borrower shall, unless a Default or Event of Default shall have occurred and be continuing, prepay such Term Loans on the Discounted Prepayment Effective Date. The applicable Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in same day funds not later than 11:00 a.m. (New York time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to Section 2.05(a)(v), the applicable Borrower shall make a representation to the Lenders that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who have elected not to receive such information).

(G) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrowers.

(H) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(v), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I) Each of the Borrowers and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.

(J)(i) The Borrowers shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) their offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at their discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Acceptance Date, respectively and (ii) upon the continuance of a Default or an Event of Default at the applicable time of prepayment, each offer to make a Discounted Term Loan Prepayment shall be automatically revoked and each applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice shall be automatically rescinded; provided that if any such offer is revoked pursuant to clause (i) or (ii), any failure by a Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(K) For avoidance of doubt, any Term Loans voluntarily prepaid pursuant to a Discounted Term Loan Prepayment shall be automatically and permanently cancelled upon the consummation thereof.

(L) This Section 2.05(a)(v) shall supersede any provisions in Section 2.13 to the contrary.

(b) Mandatory. (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Parent Borrower (on its behalf and on behalf of the Co-Borrower) in respect of Borrowing by the Co-Borrower shall offer to prepay, subject to clause (b)(vi) of this Section 2.05, an aggregate principal amount of Term Loans (on a pro rata basis) equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended September 30, 2012) minus (B) the sum of (i) all voluntary prepayments of Term Loans during such fiscal year pursuant to Section 2.05(a)(i), (ii) all prepayments, repurchases or redemptions of the Senior Secured Notes and (iii) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i), (ii) and (iii), to the extent such prepayments are not funded with the proceeds of Indebtedness; provided that (x) the ECF Percentage shall be 25% if the Senior Secured Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 2.5 to 1.0 and (y) the ECF Percentage shall be 0% if the

Senior Secured Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 1.5 to 1.0.

(ii)(A) If (x) the Parent Borrower or any of the Restricted Subsidiaries Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition by a Restricted Subsidiary that is not a Loan Party or a Disposition to the Borrower or a Restricted Subsidiary that is a Guarantor), (e), (g), (h), (k), (l), (m), (n), (o), (p) or (r)) or (y) any Casualty Event occurs, which results in the realization or receipt by the Parent Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Parent Borrower (on its behalf and on behalf of the Co-Borrower in respect of Borrowings by the Co-Borrower) shall offer to prepay on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds, subject to clauses (b)(vi) and (b)(vii) of this Section 2.05, an aggregate principal amount of Term Loans (on a pro rata basis) equal to 100% of all Net Cash Proceeds realized or received; provided that, if at the time that any such prepayment would be required, the Parent Borrower is required to offer to repurchase Permitted Secured Debt (or any Permitted Refinancing thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Permitted Secured Debt (or Permitted Refinancing thereof) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Parent Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Other Applicable Indebtedness) to the prepayment of the Loans and to the repurchase of Other Applicable Indebtedness, and the amount of prepayment of the Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii)(A) shall be reduced accordingly; provided further, that except as provided in Section 7.05(j)(iii), no prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Parent Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B).

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition (x) specifically excluded from the application of Section 2.05(b)(ii)(A), (y) any Disposition pursuant to Section 7.05(f) or (z) as specifically provided in Section 7.05(j)) or any Casualty Event, at the option of the Borrowers, the Borrowers may reinvest all or any portion of such Net Cash Proceeds in assets useful for their business within (x) fifteen (15) months following receipt of such Net Cash Proceeds or (y) if the Parent Borrower or any of the Restricted Subsidiaries enters into a legally binding commitment to reinvest such Net Cash Proceeds within fifteen (15) months following receipt thereof, within the later of (1) fifteen (15) months following receipt thereof and (2) ninety (90) days of the date of such legally binding commitment; provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, and subject to clauses (b)(v) and (b)(vii) of this Section 2.05, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after a Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.

(iii) If the Parent Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03 (but subject to Section 7.03(z)), the Parent Borrower (on its own behalf and on behalf of the Co-Borrower in respect of Borrowings by the Co-Borrower) shall offer to prepay, subject to clause (b)(vi) of this Section 2.05, an aggregate principal amount of Term Loans (on a pro rata basis) equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv)(x) If for any reason at any time the aggregate 2014 Revolving Credit Exposure exceeds the 2014 Revolving Credit Commitments then in effect, or the aggregate 2016 Revolving Credit Exposure exceeds the 2016 Revolving Credit Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

(y) If for any reason at any time during the five Business Day period immediately preceding the 2014 Revolving Commitment Maturity Date or the 2014 Revolving Commitment Early Termination Date, the 2014 Revolving Credit Lenders’ aggregate Revolving Credit Exposure attributable to the L/C Obligations and Swing Line Loans exceeds the amount of the 2016 Revolving Credit Lenders’ aggregate 2016 Revolving Credit Commitments minus the aggregate 2016 Revolving Credit Exposure at such time, then the Borrower shall promptly (and in any case on or prior to the 2014 Revolving Commitment Maturity Date or the 2014 Revolving Commitment Early Termination Date, as applicable) (x) prepay or cause to be prepaid Revolving Credit Loans and, after all Revolving Credit Loans have been prepaid,

Swing Line Loans and (y) after all Loans shall have been prepaid, cash collateralize Letters of Credit, in an aggregate amount necessary to eliminate such excess.

(v)(A) Each prepayment of a Borrower’s Term Loans pursuant to this Section 2.05(b) shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) in direct order of maturity; and (B) each such prepayment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Share of such prepayment subject to clause (vi) of this Section 2.05(b).

(vi) The Parent Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and the Borrower making such prepayment and shall provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of the Parent Borrower’s prepayment notice and of such Term Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Parent Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be offered to the Term Lenders not so declining such prepayment on a pro rata basis in accordance with the amounts of the Term Loans of such Lender (with such non-declining Term Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such non-declining Term Lenders elect to decline their Pro Rata Share of such Declined Proceeds, any Declined Proceeds remaining thereafter shall be retained by the Borrowers (“Retained Declined Proceeds”).

(vii) Notwithstanding any other provisions of this Section 2.05(b), (A) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(b)(ii) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), or Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrowers hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (B) to the extent that the Parent Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow would have a material adverse tax cost consequence with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (B), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.05(b) (or such Excess Cash Flow would have been so required if it were Net Cash Proceeds), (x) the Borrowers apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrowers rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Foreign Subsidiary.

(viii) In the event that a Term Lender of any Class rejects its Pro Rata Share of any mandatory prepayment hereunder, the prepayments of the Term Loans of such Class of any Lenders that do not reject such prepayment shall be applied ratably to their respective shares of each Borrowing of Term Loans of such Class, in order that after giving effect thereto the remaining share of each Term Lender of such Class in each outstanding Borrowing of Term Loans of such Class shall be ratably equivalent.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurodollar Rate Loan prior to the last day of the Interest Period therefor, the Borrowers may, in their sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05.

Section 2.06. Termination or Reduction of Commitments. (a) Optional. The Parent Borrower (on its behalf or on behalf of the Co-Borrower, if applicable) may, upon written notice to the Administrative Agent (i) terminate in full the Commitments of the Class of Revolving Credit Commitments with the then shortest maturity on a non-pro rata basis with any other tranche of Revolving Credit Commitments and (ii) from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (w) any such notice shall be received by the Administrative Agent one (1) Business Day prior to the date of termination or reduction, (x) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof, (y) if, after giving effect to any reduction or termination of the Commitments, the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess and (z) except as provided in clause (i), the Parent

Borrower shall not reduce the Revolving Credit Commitments of any Class under this paragraph unless it shall simultaneously and ratably reduce the corresponding Revolving Credit Commitments of each other Class. Except as provided above, the amount of any such Revolving Credit Commitment reduction shall not be applied to the Swing Line Sublimit unless otherwise specified by the Parent Borrower. Notwithstanding the foregoing, the Parent Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Term Commitments shall be automatically and permanently reduced to (i) $250,000,000 on the Amendment Effective Date after giving effect to the Term Loans made on such date pursuant to Section 2.01(a), and (ii) $0 on the Delayed Funding Date after giving effect to the Term Loans made on such date pursuant to Section 2.01(a). Unless previously terminated, (i) the 2014 Revolving Credit Commitments shall terminate on the 2014 Revolving Commitment Maturity Date and (ii) the 2016 Revolving Credit Commitments shall terminate on the 2016 Revolving Commitment Maturity Date.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

Section 2.07. Repayment of Loans. (a) Term Loans. Each Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on the last Business Day of each March, June, September and December beginning March 2011, an aggregate principal amount equal to 0.25% of the aggregate gross principal amount of all Term Loans borrowed by it hereunder (which payments shall be reduced as a result of the application of prepayments by it in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Term Loans, the aggregate principal amount of all of such Borrower’s Term Loans outstanding on such date.

(b) Revolving Credit Loans. The Parent Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on the 2014 Revolving Commitment Maturity Date the aggregate principal amount of all of its 2014 Revolving Credit Loans outstanding on such date and (ii) on the 2016

Revolving Commitment Maturity Date the aggregate principal amount of all its 2016 Revolving Credit Loans outstanding on such date.

(c) Swing Line Loans. The Parent Borrower shall repay each Swing Line Loan on the 2016 Revolving Commitment Maturity Date.

Section 2.08. Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for 2016 Revolving Credit Loans that are Base Rate Loans.

(b) In the case of an Event of Default under Section 8.01(a) only, each Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable by the Borrower of such Loan in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09. Fees. In addition to certain fees described in Sections 2.03(i) and (j):

(a) Commitment Fees. (i) With respect to the 2014 Revolving Credit Facility, the Parent Borrower shall pay to the Administrative Agent for the account of each 2014 Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate 2014 Revolving Credit Commitment exceeds the sum of (A) the Outstanding Amount of 2014 Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations under the 2014 Revolving Credit Facility; provided that any commitment fee accrued with respect to the 2014 Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Parent

Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Parent Borrower prior to such time; provided, further, that no commitment fee shall accrue on the 2014 Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fees for the 2014 Revolving Credit Facility shall accrue at all times from the Closing Date until the 2014 Revolving Commitment Maturity Date, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for such Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(ii) With respect to the 2016 Revolving Credit Facility, the Parent Borrower shall pay to the Administrative Agent for the account of each 2016 Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate 2016 Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of 2016 Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations under the 2016 Revolving Credit Facility; provided that any commitment fee accrued with respect to the 2016 Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Parent Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Parent Borrower prior to such time; provided, further, that no commitment fee shall accrue on the 2016 Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee for the 2016 Revolving Credit Facility shall accrue at all times from the Amendment Effective Date until the 2016 Revolving Commitment Maturity Date, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Amendment Effective Date, and on the 2016 Revolving Commitment Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. Each Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrowers and the applicable Agent).

(c) Prepayment Fee. Upon any prepayment or repricing of the Term Loans as part of a Repricing Transaction prior to the first anniversary of the Amendment Effective Date, the Parent Borrower shall pay a prepayment premium (the “Prepayment Fee”) equal to 1.0% of the principal amount of the Term Loans prepaid or 1.0% of the principal repriced pursuant to such Repricing Transaction. All such premium payments shall be paid to the Administrative Agent for the ratable benefit of the affected Lenders.

Section 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11. Evidence of Indebtedness. (a) The Credit Extensions made by each Lender to each Borrower shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, a Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Any Note evidencing a Revolving Credit Loan (as such term is defined in the Existing Credit Agreement) prior to the Amendment Effective Date may be exchanged, upon the request of the relevant Lender made through the Administrative Agent and surrender of such Note to the Parent Borrower through the Administrative Agent, for Notes evidencing the 2014 Revolving Credit Loans and 2016 Revolving Credit Loans into which such Lender’s Revolving Credit Loans were converted on the Amendment Effective Date.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from a Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 2.12. Payments Generally. (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) Unless a Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder for the account of any Lender or an L/C Issuer hereunder, that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to such Lender or L/C Issuer. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then such Lender or L/C Issuer shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or L/C Issuer in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect.

A notice of the Administrative Agent to any Lender or the Parent Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 4.02 of the U.S. Security Agreement (assuming for such purposes that the amounts owed to the Administrative Agent and the Lenders are the only Secured Obligations (as defined therein) thereunder). If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it to a Borrower, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, in respect of such Borrower as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14. Incremental Facilities. (a) The Parent Borrower may at any time or from time to time after the Amendment Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) an increase in any Revolving Credit Commitments (each, an “Incremental Increase”) or (ii) the addition of one or more new tranches of term loans (each, an “Incremental Term Facility” and together with the Incremental Increases, the “Incremental Facilities”) in favor of the Parent Borrower (in the case of an Incremental Increase) or the Borrowers (or either of them) in the case of an Incremental Term Facility; provided that (i) upon the effectiveness of any Incremental Amendment referred to below, (x) no Default shall exist, (y) the financial covenants in Section 7.15 would be satisfied on a pro forma basis for the most recent Test Period after giving effect to the proposed borrowing of such Incremental Facilities (assuming such Incremental Facilities were fully drawn) and any related transactions and (z) the Senior Secured Leverage Ratio, determined on a pro forma basis after giving effect to the proposed borrowing of such Incremental Facilities (assuming such Incremental Facilities were fully drawn) and any related transactions, shall not exceed 3.5:1, (ii) the representations and warranties in Article 5 shall be true and correct in all material respects, (iii) the maturity date of any Incremental Term Facility shall be no earlier than the Maturity Date with respect to the Term Loans, (iv) any Incremental Term Facility shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Term Loans, (v) any Incremental Increase shall be on the same terms as the applicable increased Class of Revolving Credit Commitments, and (vi) any fees payable in connection with such Incremental Facilities shall be determined by the Parent Borrower and the applicable Lender or Additional Lender providing such Incremental Facilities. Each tranche of Incremental Facilities shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the preceding sentence). The Incremental Facilities shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans. Except as otherwise provided in this Section 2.14, the Incremental Term Loans shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments), provided that (i) the terms and conditions applicable to Incremental Term Loans may be materially different from those of the Term Loans to the extent such differences (other than interest rates and amortization schedule) are reasonably acceptable to the Administrative Agent and (ii) the interest rates and amortization schedule applicable to the Incremental Term Loans shall be determined by the Parent Borrower and the lenders thereof. Each notice from the Parent Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Facilities. Incremental Facilities may be made by any existing Lender (it being understood that no existing Lender will have an obligation to provide or make any portion of the commitments or loans under any Incremental Facility) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Additional Lender’s making such Incremental Facilities. Commitments in respect of Incremental Facilities shall become Commitments under this Agreement, and any term loans made pursuant to an Incremental Term Facility shall become Loans under this Agreement, pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Parent Borrower and, if applicable, the Co-Borrower, each Lender agreeing to provide such Commitment or term loan, if any, each Additional Lender, if any, and the Administrative Agent. Upon the effectiveness of any Incremental Amendment, each Additional Lender, if any, shall become a “Lender” under this Agreement with respect to its Commitments under such Incremental Amendment, and the commitments of the Lenders agreeing to provide such Incremental Facilities shall become “Commitments” hereunder; and any Incremental Facilities shall, when made, constitute “Loans” under this Agreement. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.14. The effectiveness of (and, in the case of any Incremental Amendment for an Incremental Term Facility, the borrowing under) any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The

Parent Borrower or the Co-Borrower, as the case may be, shall use the proceeds of the Incremental Facilities for any purpose not prohibited by this Agreement.

(b) In the event that the All-in Yield for any term loans made pursuant to an Incremental Term Facility (“Incremental Term Loans”) prior to the second anniversary of the Amendment Effective Date is more than 0.50% per annum greater than the All-in Yield for the Term Loans, then the Applicable Rates for the Term Loans shall be increased to the extent necessary so that the All-in Yield for such Incremental Term Loans shall not be more than 0.50% per annum greater than the All-in Yield for the Term Loans.

(c) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.15. Amend and Extend Transactions. (a) At any time after the Amendment Effective Date, the applicable Borrower and any Lender may agree, by notice to the Administrative Agent (each such notice, an “Extension Notice”), to extend the Maturity Date of such Lender’s Revolving Credit Commitments and/or Term Loans (which term, for purposes of this provision, shall include any tranche of term loans outstanding hereunder pursuant to a previous Amend and Extend Transaction or an Incremental Term Facility) to the extended maturity date specified in such Extension Notice; provided, that (i) the applicable Borrower shall have offered to all Lenders under the applicable Facility the opportunity to participate in such extension on a pro rata basis and on the same terms and conditions to each such Lender, (ii) no Default shall have occurred and be continuing prior to or after giving effect to any such extension, (iii) except as to interest rates, fees, final maturity date and, in the case of an extension of maturity of Term Loans and amortization, the extended Commitments (in the case of an extension of maturity of Revolving Credit Commitments) or Term Loans (in the case of an extension of maturity of Term Loans) shall have the same terms as the Revolving Credit Commitments or Term Loans under the Facility that was the subject of the Extension Notice, (iv) after giving effect to any such extension, there shall be no more than two separate Maturity Dates in effect for all Revolving Credit Commitments and (v) all documentation in respect of such extension shall be consistent with the foregoing and in form and substance reasonably satisfactory to the Administrative Agent. In connection with any such extension, the Borrowers and the Administrative Agent, with the approval of the extending Lenders, may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to establish new tranches or sub-tranches in respect of the Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Parent Borrower in connection with the establishment of such new tranches or sub-tranches (including to preserve the pro rata treatment of the extended and non-extended tranches), in each case on terms consistent with this Section 2.15. Any extension of the Revolving Credit Commitments shall require the consent of the Issuing Bank and the Swing Line Lender to the extent that such extension provides for issuance of Letters of Credit or the borrowing of Swing Line Loans at any time during such extended period.

(b) In the event that the All-in Yield for any term loans the maturity for which is extended prior to the second anniversary of the Amendment Effective Date in accordance with paragraph (a) above (the “Extended Term Loans”) is more than 0.50% per annum greater than the All-in Yield for the Term Loans, then the Applicable Rates for the Term Loans shall be increased to the extent necessary so that the All-in Yield for such Extended Term Loans shall be not more than 0.50% per annum greater than the All-in Yield for the Term Loans.

Section 2.16. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among Lenders that are not Defaulting Lenders (each, a “Non-Defaulting Lender”) in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b) Cash Collateral. If the reallocation described in (a) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or at law, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, fully Cash Collateralize the L/C Issuers’ and Swing Line Lenders’ Fronting Exposure (after giving effect to paragraph (a) above). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest-bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to this paragraph. Cash Collateral provided under any of this Section 2.16 or any other provision of this Agreement shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied as required by the Loan Documents).

(c) Obligation To Make Swing Line Loans/Issue Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that the participations therein will be fully allocated among Non-Defaulting Lenders in a manner consistent with clause (a) above and the Defaulting Lender will not participate therein except to the extent that such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with clause (b) above and (ii) the L/C Issuer shall not be required to make any L/C Credit Extension unless it is satisfied that the participations therein will be fully allocated among Non-Defaulting Lenders in a manner consistent with clause (a) above and the Defaulting Lender will not participate therein except to the extent that such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with clause (b) above.

(d) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Defaulting Lender has remedied all matters that caused such Lender to become a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share as contemplated hereunder, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE 3

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01. Taxes. (a) Except as required by law, any and all payments by a Borrower (the term Borrowers under Article 3 being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by its net income (including branch profits) imposed by reason of any connection between it and any jurisdiction other than by executing or entering into any Loan Document, receiving payments thereunder or having been a party to, performed its obligations under, or enforced, any Loan Documents, (ii) franchise (and similar) taxes imposed on it in lieu of net income taxes, (iii) any U.S. federal withholding taxes imposed in respect of an Assignee (pursuant to an assignment under Section 10.07) on the date it becomes an Assignee to the extent such tax is in excess of the tax that would have been applicable had such assigning Lender not assigned its interest arising under any Loan Document (unless such assignment is at the express written request of the Parent Borrower) and (iv) any U.S. federal withholding taxes imposed as a result of the failure (including, for the avoidance of doubt, if not legally able to do so) of any Agent or Lender to comply with either the provisions of Section 3.01(b) and (c) (in the case of any Foreign Lender, as defined below) or the provisions of Section 3.01(c) (in the case of any U.S. Lender, as defined below) and (v) any U.S. federal withholding taxes that would not have been imposed but for FATCA, (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges and all liabilities with respect thereto being hereinafter referred to as “Taxes”). If the Borrower or a Guarantor is required to deduct any Taxes or Other Taxes (as defined Section 3.01(e) below) from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01(a)), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or Guarantor shall make such deductions, (iii) such Borrower or Guarantor shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), such Borrower or Guarantor shall furnish to such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to such Borrower or Guarantor. If a Borrower or Guarantor fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence that has been made available to a Borrower or Guarantor, such Borrower or Guarantor shall indemnify such Agent and such Lender for any incremental Taxes that may become payable by such Agent or such Lender arising out of such failure.

(b) To the extent it is legally able to do so, each Agent or Lender (including an Assignee to which a Lender assigns its interest in accordance with Section 10.07) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each a “Foreign Lender”) agrees to complete and deliver to the Borrowers and the Administrative Agent prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), an accurate, complete and original signed copy of whichever of the following is applicable: (i) Internal Revenue Service Form W-8BEN certifying that it is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments of interest to zero; (ii) Internal Revenue Service Form W-8ECI certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States; or (iii) if the Foreign Lender is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrowers within the meaning of Section 864(d) of the Code, a certificate to that effect in substantially the form attached hereto as Exhibit I and an Internal Revenue Service Form W-8BEN, certifying that the Foreign Lender is not a United States person.

(c) Thereafter and from time to time, each such Foreign Lender shall, to the extent it is legally entitled to do so, (i) promptly submit to the Borrowers and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available to secure an exemption from or reduction in the rate of U.S. federal withholding tax (A) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (B) after the occurrence of a change in the Foreign Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the

Borrowers and the Administrative Agent, and (C) from time to time thereafter if reasonably requested by a Borrower or the Administrative Agent, and (ii) promptly notify the Borrowers and the Administrative Agent of any change in the Foreign Lender’s circumstances which would modify or render invalid any claimed exemption or reduction. Without limiting or duplicating the foregoing, if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding taxes imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, to the extent it is legally entitled to do so, such Lender shall promptly deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation as shall be prescribed by applicable law, if any, or as otherwise reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to (x) comply with their obligations under FATCA, (y) determine that such Lender has complied with such Lender’s obligations under FATCA or (z) determine the amount to deduct and withhold from such payment.

(d) Each Agent or Lender (including an Assignee to which a Lender assigns its interest in accordance with Section 10.07) that is a “United States person” (within the meaning of Section 7701(a)(3) of the Code) (each a “U.S. Lender”) agrees to complete and deliver to the Parent Borrower and the Administrative Agent an accurate, complete and original signed Internal Revenue Service Form W-9 or successor form certifying that such Agent or Lender is not subject to United States backup withholding tax (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete, (iii) after the occurrence of a change in the Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Parent Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Parent Borrower or the Administrative Agent.

(e) Notwithstanding anything else herein to the contrary, if a Foreign Lender is subject to U.S. federal withholding tax at a rate in excess of zero percent at the time such Lender or such Agent first becomes a party to this Agreement, such U.S. federal withholding tax (including additions to tax, penalties and interest imposed with respect to such U.S. federal withholding tax) shall be considered excluded from Taxes except to the extent such Foreign Lender is an Assignee and such Foreign Lender’s assignor was entitled to additional amounts or indemnity payments prior to the assignment. Further, the Borrowers shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) solely as a result of a change in the place of organization or place of doing business of such Lender or Agent or a change in the Lending Office of such Lender (other than at the written request of the Borrower to change such Lending Office).

(f) The Parent Borrower and, in respect of Loans made to it, the Co-Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or (to the extent required by law) registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts that result from an Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested or required in writing by the Parent Borrower (all such non-excluded taxes described in this Section 3.01(f) being hereinafter referred to as “Other Taxes”).

(g) If any Taxes or Other Taxes are directly asserted against any Agent or Lender with respect to any payment received by such Agent or Lender in respect of any Loan Document, such Agent or Lender may pay such Taxes or Other Taxes and the applicable Borrower will promptly pay such additional amounts so that each of such Agent and such Lender receives an amount equal to the sum it would have received had no such Taxes or Other Taxes been asserted whether or not such Taxes or other Taxes were correctly or legally imposed or asserted. Payments under this Section 3.01(g) shall be made within ten (10) days after the date Parent Borrower receives written demand for payment from such Agent or Lender.

(h) A Participant shall not be entitled to receive any greater payment under Section 3.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent.

(i) If any Lender or Agent determines, in its sole discretion, that it is entitled to receive a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Borrower pursuant to this Section 3.01, it shall use its reasonable best efforts to receive such refund and upon receipt of any such refund shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to such Borrower, net of all reasonable out of pocket expenses of the Lender or Agent, as the case may be, and without interest

(other than any interest paid by the relevant taxing authority with respect to such refund); provided that such Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall provide the applicable Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential in its reasonable discretion). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or make available its tax returns or any other information it reasonably deems confidential or require any Lender to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remission or repayments to which it may be entitled.

(j) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (g) with respect to such Lender it will, if requested by the Parent Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to mitigate the effect of any such event, including by designating another Lending Office for any Loan or Letter of Credit affected by such event and by completing and delivering or filing any tax related forms which would reduce or eliminate any amount of Taxes or Other Taxes required to be deducted or withheld or paid by a Borrower; provided that such efforts are made at the Borrowers’ expense and on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(j) shall affect or postpone any of the Obligations of a Borrower or the rights of such Lender pursuant to Section 3.01(a) or (f).

(k) The Loan Parties and Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

Section 3.02. Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund any Eurodollar Rate Loans, or to determine or charge interest rates based upon the applicable Eurodollar Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue any affected Eurodollar Rate Loans or to convert Base Rate Loans to such Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrower (or the Parent Borrower on behalf of the Co-Borrower) may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans and shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all then outstanding affected Eurodollar Rate Loans of such Lender to such Borrower to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03. Inability to Determine Rates. If the Required Lenders determine that by reason of any changes affecting the applicable interbank eurodollar market adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits are not being offered to banks in the relevant interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, in each case due to circumstances arising on or after the Closing Date, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain any affected Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the applicable Borrower (or the Parent Borrower on behalf of the Co-Borrower) may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. (a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes covered by Section 3.01, or which would have been so covered but for an exclusion included therein, (ii) the imposition of, or any change in the rate of, any taxes payable by such Lender with respect to the Lender’s gross or net income, profits or revenue (including value-added or similar taxes) and (iii) reserve requirements contemplated by Section 3.04(c)) does not represent the cost to such Lender of complying with the requirements of any applicable Law in relation to its making, funding or maintaining of Eurodollar Rate Loans, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the applicable Borrower in respect of each affected Eurodollar Rate Loan shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. At any time when any Eurodollar Rate Loan is affected by the circumstances described in this Section 3.04(a), the applicable Borrower may either (i) if the affected Eurodollar Rate Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrowers receive any such demand from such Lender or (ii) if the affected Eurodollar Rate Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Rate Loan into a Base Rate Loan.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), each Borrower shall promptly pay to such Lender such additional amounts as will compensate such Lender for such reduction relating to the Loans to such Borrower after receipt of such demand.

(c) Each Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Rate Loan to it equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such

Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the applicable Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Parent Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(d) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to this Section 3.04.

Section 3.05. Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense reasonably incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan to it on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by such Borrower;

including any loss or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Eurodollar Rate Loan or from fees payable to terminate the deposits from which such funds were obtained.

Section 3.06. Matters Applicable to All Requests for Compensation. (a) Any Agent or Lender claiming compensation under this Article 3 shall deliver a certificate to the Parent Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrowers shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies a Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period shall be extended to include the period of retroactive effect thereof; and provided, further, for the avoidance of doubt, that, in the case of (i) an indemnification due to a failure of the Borrower or Guarantor pursuant to the last sentence of Section 3.01(a), or (ii) a reimbursement pursuant to Section 3.01(g) or (iii) a repayment of a refund pursuant to 3.01(i), such 180-day period shall commence on the earlier of the date on which the Lender (A) is notified by the relevant taxing authority or (B) makes a payment or files a tax return with respect to the amount claimed. If any Lender requests compensation by the Borrowers under Section 3.04, the Parent Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If any Lender gives notice to the Borrowers (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans to each Borrower held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.

(d) Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, shall be deemed to have been adopted after the Closing Date, regardless of the date enacted or adopted.

Section 3.07. Replacement of Lenders under Certain Circumstances. (a) If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Parent

Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to and in accordance with Section 10.07(b) (with the assignment fee to be paid by the Borrowers, in the case of clauses (i) and (iii) only) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person; and provided further that in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, (i) the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents. No such replacement shall be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender and (ii) if the consent, amendment or waiver in question contemplates a Repricing Transaction in respect of any Term Loans held by such Non-Consenting Lender, the Parent Borrower shall pay the Prepayment Fee (if any) required pursuant to Section 2.09(c) as if the outstanding Term Loans of such Non-Consenting Lender were prepaid or repriced in their entirety in connection with a Repricing Transaction on the date of the consummation of such assignment.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrowers or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof). Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) the assignee Lender shall purchase, at par, all Loans, accrued interest, accrued fees and other amounts owing to the assigning Lender as of the date of replacement and (C) upon such payment (regardless of whether such replaced Lender has executed an Assignment and Assumption or delivered its Notes to the Borrowers or the Administrative Agent), the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time when it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Parent Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

Section 3.08. Survival. All of the Borrowers’ obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE 4

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01. Conditions to Effectiveness of This Agreement. The conditions to effectiveness of the amendment and restatement of the Existing Credit Agreement in the form of this Agreement, and to the Credit Extensions occurring on the Amendment Effective Date, are set forth in Section 5 of the Amendment Agreement.

Section 4.02. Conditions to Certain Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans and other than a Committed Loan Notice requesting a Borrowing of Term Loans on the Delayed Funding Date) is subject to the following conditions precedent:

(a) Except in the case of the Credit Extensions on the Amendment Effective Date, the representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) Except in the case of the Credit Extensions on the Amendment Effective Date, no Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower (other than in connection with the Credit Extension occurring on the Amendment Effective Date and other than as set forth in Section 4.03) shall be deemed to be a representation and warranty that the applicable conditions specified in Section 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Section 4.03. Conditions to the Term Borrowing on the Delayed Funding Date. The obligation of each Term Lender to honor any Request for Credit Extension with respect to the Term Borrowing on the Delayed Funding Date pursuant to Section 2.01(a) is subject to the following conditions precedent (which may be modified or waived on or prior to the Delayed Funding Date with the prior written consent of Term Lenders holding more than 50% of the undrawn Term Commitments and without the consent of any other Lender):

(a) Not later than 2 Business Days following the Amendment Effective Date, the Parent Borrower shall have delivered to the Senior Secured Notes Trustee (with a copy to the Administrative Agent) a notice of redemption in respect of all outstanding Senior Secured Notes in accordance with the Senior Secured Notes Indenture.

(b) Each of the representations and warranties set forth in Sections 5.01(a), 5.02(a), 5.02(b)(i), 5.04, 5.13 and 5.17 shall be true and correct in all material respects on and as of the Delayed Funding Date with the same effect as though made on and as of the Delayed Funding Date; provided that to the extent such representations and warranties expressly relate to an earlier date, they shall be true and correct in all material respects as of such earlier date; and provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c) No Default shall exist under Section 8.01(a) or 8.01(f), or would result under Section 8.01(a) or 8.01(f), from such proposed Credit Extension or from the application of the proceeds therefrom.

(d) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

The Request for Credit Extension submitted by the Parent Borrower pursuant to this Section 4.03 (other than in connection with the Credit Extension occurring on the Amendment Effective Date) shall be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.03(a), (b) and (c) have been satisfied on and as of the date of such Credit Extension.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Administrative Agent and the Lenders that:

Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Material Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all corporate or other organizational power and authority to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) except as set forth on Schedule 5.01(d), is in compliance with all applicable Laws, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authorization; No Contravention. (a) The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action.

(b) Neither the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party nor the consummation of the Transactions will (i) contravene the terms of any of such Person’s Organization Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Restricted Subsidiaries (other than as permitted by Section 7.01) under (x) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any applicable material Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have a Material Adverse Effect.

Section 5.03. Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, except for (a) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (b) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (c) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Section 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

Section 5.05. Financial Statements; No Material Adverse Effect. (a) (i) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of each of the Parent Borrower and its Subsidiaries and the Company and its Subsidiaries, as applicable, as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP (in the case of the Borrower’s financial statements) and International Financial Reporting Standards (in the case of the Company’s financial statements) consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from audit, normal year end audit adjustments and the absence of footnotes.

(ii) The unaudited pro forma consolidated balance sheet of the Parent Borrower and its Subsidiaries as at September 30, 2010 (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations of the Parent Borrower and its Subsidiaries for the 12-month period ending on such date (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), and have been based on such periods, and pursuant to such methodologies as agreed by the Borrower and the Lead Arrangers taking into account the Fiscal Alignment, and have been prepared in good faith, based on assumptions believed by the Parent Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Parent Borrower and its Subsidiaries as at September 30, 2010 and their estimated results of operations for the period covered thereby.

(b) Since September 30, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(c) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Parent Borrower and its Subsidiaries for each fiscal year ending after the Amendment Effective Date until the sixth anniversary of the Amendment Effective Date, copies of which have been furnished to the Administrative Agent prior to the Amendment Effective Date, and all Projections delivered pursuant to Section 6.01 have been prepared in good faith on the basis of the assumptions stated therein or the assumptions otherwise provided in writing to the Administrative Agent prior to the Amendment Effective Date, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.

Section 5.06. Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent Borrower or any of the Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

Section 5.07. Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Parent Borrower or its Subsidiaries pending or, to the knowledge of the Parent Borrower, threatened; (b) hours worked by and payment made based on hours worked to employees of each of the Parent Borrower or the Subsidiaries have not been in violation of the Fair Labor Standards Act to the extent applicable or any other applicable Laws dealing with wage and hour matters; and (c) except as set forth on Schedule 5.07(c), all payments due from any of the Parent Borrower or the Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.08. Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have a Material Adverse Effect.

Section 5.09. Environmental Matters. (a) Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Loan Party and each of its Subsidiaries is in compliance with all Environmental Laws in all jurisdictions in which each Loan Party and each of its Subsidiaries, as the case may be, is currently doing business (including having obtained all Environmental Permits) and (ii) none of the Loan Parties or any of their respective Subsidiaries has become subject to any pending, or to the knowledge of the Parent Borrower, threatened Environmental Claim or any other Environmental Liability.

(b) None of the Loan Parties or any of their respective Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 5.10. Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings, the Parent Borrower and its Subsidiaries have timely filed all federal and state and foreign tax returns and reports required to be filed, and have timely paid all federal and state and other taxes, assessments, fees and other governmental charges (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

Section 5.11. ERISA Compliance. (a) Except as set forth in Schedule 5.11(a) or as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred within the one-year period prior to the date on which this representation is made or deemed made; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived and, on and after the effectiveness of the Pension Act, no Pension Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan; (iii) none of Holdings, the Parent Borrower or any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) none of Holdings, the Parent Borrower or any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (v) none of Holdings, the Parent Borrower or any of their respective ERISA Affiliates has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) Except where noncompliance or the incurrence of a material obligation would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, and neither Holdings nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is required to be funded, determined as of the end of the most recently ended fiscal year of a Loan Party or Subsidiary (based on the actuarial assumptions used for purposes of the applicable jurisdiction’s financial reporting requirements), did not exceed the current value of the assets of such Foreign Plan, and (ii) for each Foreign Plan which is not required to be funded, the obligations of such Foreign Plan are properly accrued.

Section 5.12. Subsidiaries. As of the Amendment Effective Date, neither Holdings nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in Holdings, the Borrowers and the Material Subsidiaries have been validly issued and are fully paid and nonassessable, and all Equity Interests owned by Holdings or any other Loan Party are owned free and clear of all security interests of any Person except (a) those created under the Collateral Documents and (b) any nonconsensual Lien that is permitted under Section 7.01. As of the Amendment Effective Date, Schedule 5.12, (i) sets forth the name and jurisdiction of each Subsidiary, (ii) sets forth the ownership interest of Holdings, the Parent Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (iii) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Amendment Effective Date pursuant to the Collateral and Guarantee Requirement.

Section 5.13. Margin Regulations; Investment Company Act. (a) No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.

(b) Neither of the Borrowers is an “investment company” under the Investment Company Act of 1940.

Section 5.14. Disclosure. None of the factual information and data heretofore or contemporaneously furnished in writing by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make such factual information and data (taken as a whole), in the light of the circumstances under which it was delivered, not materially misleading; it being understood that for purposes of this Section 5.14, such factual information and data shall not include projections and pro forma financial information or information of a general economic or general industry nature.

Section 5.15. Intellectual Property; Licenses, Etc. The Parent Borrower and the Restricted Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, servicemarks, trade names, copyrights, technology, software, know-how database rights, rights of privacy and publicity, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Parent Borrower, the operation of the respective businesses of the Parent Borrower or any of the Subsidiaries as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person except for such infringements, misuses, misappropriations or violations individually or in the aggregate, that would not reasonably be expected to have a Material Adverse

Effect. No claim or litigation regarding any IP Rights is pending or, to the knowledge of the Parent Borrower, threatened against any Loan Party or Subsidiary, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.16. Solvency. On the Amendment Effective Date after giving effect to the Transactions the Parent Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.17. Senior Debt. The Obligations of the Loan Parties under the Loan Documents constitute “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in the documentation governing, any Permitted Subordinated Notes or any other Indebtedness that is subordinated to the Obligations expressly by its terms.

ARTICLE 6

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any principal of any Loan or any other Obligation (other than Cash Management Obligations or obligations under Secured Hedge Agreements) hereunder that is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of the Restricted Subsidiaries to:

Section 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Parent Borrower, a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent Borrower, a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP, subject only to changes resulting from audit, normal year-end adjustments and the absence of footnotes;

(c) within ninety (90) days after the end of each fiscal year (beginning with the fiscal year ending September 30, 2011) of the Parent Borrower, a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of the Parent Borrower for its internal use (including a projected consolidated balance sheet of the Parent Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; and

(d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Parent Borrower and its Subsidiaries by furnishing (i) the applicable financial statements of any direct or indirect parent of the Parent Borrower that holds all of the Equity Interests of the Parent Borrower or (ii) the Parent Borrower’s or such entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (i) and (ii), (A) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (B) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Borrower;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings, the Parent Borrower or the Company files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S 8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;

(c) promptly after the furnishing thereof, copies of any material statements or material reports furnished to any holder of any class or series of debt securities of any Loan Party having an aggregate outstanding principal amount greater than the Threshold Amount or pursuant to the terms of the Senior Secured Notes Indenture, the Senior Unsecured Notes Indenture, any Permitted Subordinated Notes Documentation, any Permitted Secured Debt Documentation or any Permitted Unsecured Debt Documentation, in each case, so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 6.02;

(d) (i) together with the delivery of the financial statements pursuant to Section 6.01(a), a report setting forth the information required by Section 3.03(b) of the U.S. Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report) and (ii) together with each Compliance Certificate delivered pursuant to Section 6.02(a), (A) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (B) a list of each Subsidiary of the Parent Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list; and

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s or Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Parent Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Parent Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein to the contrary, in every instance the Parent Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Parent Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Parent Borrower or its securities) (each, a “Public Lender”). The Parent Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all the

Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat the Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Parent Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 6.03. Notices. Promptly after a Responsible Officer of the Parent Borrower obtains actual knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; and

(b) of (i) any dispute, litigation, investigation or proceeding between any Loan Party and any Governmental Authority, (ii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights, the occurrence of any noncompliance by any Loan Party or any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iii) the occurrence of any ERISA Event that, in any such case, has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Parent Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Parent Borrower has taken and proposes to take with respect thereto.

Section 6.04. Payment of Obligations. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such tax, assessment, charge or levy is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have a Material Adverse Effect.

Section 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization (except to the extent expressly permitted by Section 7.04) and (b) take all reasonable action to maintain all corporate rights and privileges (including its good standing) except, in the case of (a) or (b), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or pursuant to a transaction permitted by Article 7.

Section 6.06. Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty and condemnation excepted and consistent with past practice.

Section 6.07. Maintenance of Insurance. Maintain with insurance companies that the Parent Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Parent Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons; provided that, notwithstanding the foregoing, in no event shall the Parent Borrower or any Restricted Subsidiary be required to obtain or maintain insurance that is more restrictive than its normal course of practice. Not later than 60 days after the Amendment Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion), the Parent Borrower shall have delivered to the Administrative Agent evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee and/or additional insured, as applicable, under each insurance policy with respect to such insurance of the Loan Parties (other than business interruption insurance) as to which the Administrative Agent shall have reasonably requested to be so named.

Section 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

Section 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are maintained in a manner that permits the Parent Borrower to issue financial statements in conformity with GAAP consistently applied for all material financial transactions and matters involving the assets and business of the Parent Borrower or such Restricted Subsidiary, as the case may be.

Section 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (other than the records of the board of directors of such Loan Party or such Restricted Subsidiary) and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to customary access agreements), all at the reasonable expense of the Parent Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Parent Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Parent Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Parent Borrower the opportunity to participate in any discussions with the Parent Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Parent Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 6.11. Covenant to Guarantee Obligations and Give Security. At the Parent Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary (in each case, other than an

Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Material Domestic Subsidiary as a Restricted Subsidiary or any Domestic Subsidiary becoming a wholly owned Material Domestic Subsidiary:

(i) within forty five (45) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its reasonable discretion:

(A) cause each such Material Domestic Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the Material Real Properties owned by such Material Domestic Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(B) cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent Mortgages with respect to any Material Real Property, Guaranties, Security Agreement Supplements (or new Security Agreements, as applicable), Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreements, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting Liens and Guaranties required by the Collateral and Guarantee Requirement;

(C) cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the intercompany Indebtedness held by such Material Domestic Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Administrative Agent; and

(D) take and cause such Material Domestic Subsidiary and each direct or indirect parent of such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements or the equivalent in the applicable jurisdiction and delivery of stock and membership interest certificates to the extent certificated) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law),

(ii) within forty-five (45) days after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request, and

(iii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each Material Real Property owned by each such Material Domestic Subsidiary, any existing title reports, surveys or environmental assessment reports in the possession of any Loan Party; provided however that there shall be no obligation to deliver to the Administrative Agent any environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Parent Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Parent Borrower to obtain such consent, such consent cannot be obtained; and

(b) (i) the Parent Borrower shall obtain the security interests and Guarantees set forth on Schedule 4.01(a) on or prior to the dates corresponding to such security interests and Guarantees set forth on Schedule 4.01(a); and

(ii) after the Closing Date, promptly after the acquisition of any Material Real Property by any Loan Party other than Holdings, and such Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Parent

Borrower shall give notice thereof to the Administrative Agent and reasonably promptly thereafter shall cause such Material Real Property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b).

(c) the Parent Borrower may, in its sole discretion, cause any Excluded Subsidiary that is not otherwise required to be a Guarantor to Guarantee the Obligations by causing such Excluded Subsidiary to execute appropriate guarantee and security agreement supplements in form and substance reasonably satisfactory to the Administrative Agent, and any such Excluded Subsidiary shall be a Guarantor hereunder for all purposes; provided that the Equity Interests of such Excluded Subsidiary that is a joint venture or a non-wholly owned Subsidiary shall not be required to be pledged to the extent prohibited by the applicable joint venture agreement, organizational document, shareholders' agreement or similar document or agreement.

Section 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.

Section 6.13. Further Assurances and Post-Closing Conditions. Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document:

(a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b) In the case of any Material Real Property, provide the Administrative Agent with Mortgages with respect to such owned real property within ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the acquisition of such real property in each case together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the Fair Market Value of the real properties covered thereby) (it being understood that survey coverage and survey related endorsements are not required to be obtained to the extent that, as a condition to providing such coverage, the title company issuing the Mortgage Policies requires that a current survey of the property be delivered), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;

(iii) opinions of local counsel for the Loan Parties in states or provinces in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings, if applicable, in form and substance reasonably satisfactory to the Administrative Agent; and

(iv) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages have been taken.

(c) In the case of each Material Real Property listed on Schedule 6.13 or required to be delivered pursuant to Sections 6.11 and 6.13(b) (the “Mortgaged Properties”), within sixty (60) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the Closing Date, or within the time frame specified in Section 6.11 or 6.13(b), as applicable, provide the Administrative Agent with (i) counterparts of a Mortgage duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance or unconditional commitment therefor issued by a nationally recognized (in the country where such Mortgaged Property is located) title insurance company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01 (and a survey exception), together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request (or, if such Mortgaged Property is located in the Province of Quebec, a title opinion from a qualified notary or lawyer confirming that the Lien of the Mortgage on such Mortgaged Property is a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01), and (iii) such existing surveys, existing abstracts and existing appraisals in the possession of the Parent Borrower and such legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgaged Property.

Section 6.14. Designation of Subsidiaries. The board of directors of the Parent Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation (on a pro forma basis for purposes of Section 7.15), no Default shall have occurred and be continuing, (b) immediately after giving effect to any designation of an Old Subsidiary as an Unrestricted Subsidiary, the Total Leverage Ratio for the Test Period immediately preceding such designation is less than or equal to 3.5 to 1.0 (calculated on a pro forma basis after giving effect to such designation) (and, as a condition precedent to the effectiveness of any such designation, the Parent Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction of such test) and (c) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of the Senior Secured Notes, the Senior Unsecured Notes or any other Junior Financing or any other Indebtedness of any Loan Party. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent Borrower therein at the date of designation in an amount equal to the net book value of the Parent Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Loan Parties in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the net book value at the date of such designation of the Loan Parties’ (as applicable) Investment in such Subsidiary and may be accomplished via a merger or consolidation of such Unrestricted Subsidiary with, or the sale of all or substantially all of such Restricted Subsidiaries’ assets to, a Restricted Subsidiary or the Parent Borrower.

ARTICLE 7

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than Cash Management Obligations or obligations under Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), the Borrowers shall not (and, solely with respect to Section 7.14, Holdings shall not), nor shall the Borrowers permit any Restricted Subsidiary to, directly or indirectly:

Section 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to any Loan Document;

(b) Liens existing on the Amendment Effective Date; provided that any Lien securing Indebtedness in excess of (x) $1,000,000 individually or (y) $5,000,000 in the aggregate (when taken together with all other Liens outstanding in reliance on this clause (b) that are not set forth on Schedule 7.01(b)) shall only be permitted to the extent such Lien is listed on Schedule 7.01(b);

(c) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, so long as, in each case, such Liens arise in the ordinary course of business;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of

(including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Borrower or any Restricted Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Parent Borrower and its Subsidiaries, taken as a whole, and any exception on the title policies issued in connection with the Mortgaged Property;

(h) Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(g);

(i) (i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (A) such Liens attach concurrently with or within two hundred and seventy (270) days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (C) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and proceeds and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender and (ii) Liens on assets of Restricted Subsidiaries that are Non-Loan Parties securing Indebtedness of such Restricted Subsidiaries permitted pursuant to Section 7.03(n);

(j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Parent Borrower and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set off) and that are within the general parameters customary in the banking industry;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(j) or Section 7.02(o) to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property of any Restricted Subsidiary that is not a Loan Party securing Indebtedness of such Restricted Subsidiary incurred pursuant to Section 7.03(b), Section 7.03(g), Section 7.03(n) or Section 7.03(v);

(o) Liens in favor of the Parent Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e) or (g);

(q) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Parent Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(s) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(t) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(u) Liens solely on any cash earnest money deposits made by the Parent Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v)(i) Liens on the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition and (ii) Liens on the assets of such Restricted Subsidiary and any of its Subsidiaries to secure Indebtedness (or to secure a Guarantee of such Indebtedness) incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition;

(w) ground leases in respect of real property on which facilities owned or leased by the Parent Borrower or any of its Subsidiaries are located;

(x) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(y) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(z) any Lien on Margin Stock, if and to the extent the value of all Margin Stock of the Borrower and its Subsidiaries exceeds 25% of the value of the total assets subject to this Section 7.01;

(aa) [Reserved];

(bb) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i), (p) and (v) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, or financed by Indebtedness permitted under Section 7.03 and otherwise permitted to be secured under Section 7.01, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03; and

(ee) other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $35,000,000 and 2.0% of Total Assets, in each case determined as of the date of incurrence.

Section 7.02. Investments. Make or hold any Investments, except:

(a) Investments by the Parent Borrower or any of the Restricted Subsidiaries in assets that were Cash Equivalents or Investment Grade Securities when such Investment was made;

(b) loans or advances to officers, directors and employees of Holdings (or any direct or indirect parent thereof), the Parent Borrower or any Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Parent Borrower (or any direct or indirect parent thereof; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to the Parent Borrower in cash) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding under this clause (iii) not to exceed $5,000,000;

(c) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(d) Investments (i) by the Parent Borrower or any Restricted Subsidiary that is a Loan Party in the Parent Borrower or any Restricted Subsidiary that is a Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party that is a Restricted Subsidiary, (iii) by any Non-Loan Party in the Parent Borrower or any Restricted Subsidiary that is a Loan Party, (iv) by any Loan Party in any Non-Loan Party that is a Restricted Subsidiary; provided that (A) any such Investments made pursuant to this clause (iv) in the form of intercompany loans shall be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Administrative Agent for the benefit of the Lenders (it being understood and agreed that any Investments permitted under this clause (iv) that are not so evidenced as of the Amendment Effective Date are not required to be so evidenced and pledged until the date that is ninety (90) days after the Closing Date) and (B) the aggregate amount of Investments made pursuant to this clause (iv), when aggregated with all Investments made pursuant to Section 7.02(j)(ii), shall not exceed at any time outstanding the sum of (x) $60,000,000 and (y) the Available Amount at such time, (v) made or arising in connection with the Reorganization and (vi) by the Parent Borrower or any Restricted Subsidiary in any Foreign Subsidiary, constituting an exchange of Equity Interests of such Foreign Subsidiary for Indebtedness or Equity Interests or a combination thereof of such Foreign Subsidiary or another Foreign Subsidiary so long as such exchange does not adversely affect the Collateral;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions, Restricted Payments and prepayments, redemptions, purchases, defeasances or other satisfactions of Indebtedness permitted under Sections 7.01, 7.03 (other than Section 7.03(d)), 7.04, 7.05 (other than Section 7.05(e)), 7.06 and 7.12, respectively;

(g) Investments (i) existing on the Amendment Effective Date or made pursuant to legally binding written contracts in existence on the Amendment Effective Date or (ii) contemplated on the Amendment Effective Date and, in each case, set forth on Schedule 7.02(g) and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment or commitment to make an Investment on the Amendment Effective Date except pursuant to the terms of such Investment as of the Amendment Effective Date or as otherwise permitted by another clause of this Section 7.02;

(h) Investments in Swap Contracts permitted under Section 7.03;

(i) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(j) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the Parent Borrower (including as a result of a merger, amalgamation or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(j) (each, a “Permitted Acquisition”):

(i) to the extent required by the Collateral and Guarantee Requirement and the Collateral Documents, the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be Guarantors and shall have complied with the requirements of Section 6.11, within the times specified therein (for the avoidance of doubt, this clause (i) shall not override any provisions of the Collateral and Guarantee Requirement);

(ii) the aggregate amount of Investments made by Loan Parties in Persons that do not become Loan Parties, when aggregated with all Investments made pursuant to Section 7.02(d)(iv), shall not exceed at any time outstanding the sum of (A) $60,000,000 and (B) the Available Amount at such time;

(iii) the acquired property, assets, business or Person is in a business permitted under Section 7.07;

(iv) immediately before and immediately after giving effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and, satisfaction of such test shall be evidenced by a certificate from the Chief Financial Officer of the Parent Borrower demonstrating such satisfaction calculated in reasonable detail; and

(v) the Parent Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer of the Parent Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (j) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(k) the 2008 Transaction and the Transactions;

(l) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices or the equivalent thereto in the applicable jurisdiction;

(m) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such direct or indirect parent) in accordance with Section 7.06(f), (g) or (l) so long as such amounts are counted as Restricted Payments for the purpose of such clauses;

(o) other Investments that do not exceed in the aggregate at any time outstanding the sum of (i) the greater of $100,000,000 and 8.0% of Total Assets, determined as of the date of such Investment, (ii) the Available Amount at such time and (iii)(x) the greater of $40,000,000 and 3.0% of Total Assets less (y) the sum of the aggregate amount of Restricted Payments made pursuant to Section 7.06(l)(i) and the aggregate amount of prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.12(a)(i)(D)(1);

(p) [Reserved];

(q) advances of payroll payments to employees in the ordinary course of business;

(r) Investments to the extent that payment for such Investments is made solely with Equity Interests of the Parent Borrower (or by any direct or indirect parent thereof);

(s) Investments held by a Restricted Subsidiary acquired after the Amendment Effective Date or of a Person merged or amalgamated with or into the Parent Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(t) Guarantees by the Parent Borrower or any of the Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(u) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(v) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors in the ordinary course;

(w) [Reserved];

(x) [Reserved];

(y) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary made pursuant to clauses (d)(iv), (j)(ii), (g)(ii) or (o) of this Section 7.02 and Indebtedness incurred pursuant to Section 7.03(v); and

(z) Investments necessary to effect the Reorganization or the 2011 Reorganization.

Section 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of the Parent Borrower and the Restricted Subsidiaries under the Loan Documents;

(b) (i) Indebtedness existing on the Amendment Effective Date; provided that any Indebtedness that is in excess of (x) $1,000,000 individually or (y) $5,000,000 in the aggregate (when taken together with all other Indebtedness outstanding in reliance on this clause (b) that is not set forth on Schedule 7.03(b)) shall only be permitted under this clause (b) to the extent such Indebtedness is set forth on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the Amendment Effective Date and any Permitted Refinancing thereof; provided that (i) all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be subject to the subordination terms set forth in Section 5.03 of the U.S. Security Agreement and (ii) any such Permitted Refinancing of intercompany Indebtedness shall be with Indebtedness owing to the Parent Borrower or a Restricted Subsidiary;

(c) (i) Guarantees by the Parent Borrower or any of the Restricted Subsidiaries in respect of Indebtedness of the Parent Borrower or any of the Restricted Subsidiaries otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee by any Restricted Subsidiary of the Senior Notes or any other Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guaranty on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (ii) any Guaranty by a Loan Party of Indebtedness of a Restricted Subsidiary that would have been permitted as an Investment by such Loan Party in such Restricted Subsidiary under Section 7.02(d);

(d) Indebtedness of the Parent Borrower or any of the Restricted Subsidiaries owing to the Parent Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that, all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 5.03 of the U.S. Security Agreement;

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of sale-leaseback transactions, (iii) Indebtedness arising under Capitalized Leases other than those in effect on the Amendment Effective Date or entered into pursuant to subclauses (i) and (ii) of this clause (e) and, in each case, any Permitted Refinancing thereof; provided that the aggregate principal amount of Indebtedness at any one time outstanding incurred pursuant to this clause (e) shall not exceed the greater of $30,000,000 and 2.5% of Total Assets, in each case determined at the time of incurrence;

(f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks and not for speculative purposes and Guarantees thereof;

(g) Indebtedness of the Parent Borrower or any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition or (ii) incurred to finance a Permitted Acquisition, in each case, that is secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Equity Interests) (and any Permitted Refinancing of the foregoing) and so long as the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this paragraph (g) does not exceed the greater of $40,000,000 and 3.0% of Total Assets, in each case determined at the time of incurrence;

(h) [Reserved];

(i) Indebtedness representing deferred compensation to employees of the Parent Borrower or any of its Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness to current or former officers, directors, managers, consultants and employees, their Controlled Investment Affiliates or Immediate Family Members to finance the purchase or redemption of Equity Interests of the Parent Borrower (or any direct or indirect parent thereof) permitted by Section 7.06;

(k) Indebtedness incurred by the Parent Borrower or any of the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(l) Indebtedness consisting of obligations of the Parent Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the 2008 Transaction, the Transactions and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;

(n) Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of $80,000,000 and 6.25% of Total Assets, in each case determined at the time of incurrence;

(o) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by the Parent Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business or consistent with past practice, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(q) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Parent Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(r) the Seller Note;

(s) [Reserved];

(t) [Reserved];

(u) (i) Indebtedness under the Senior Unsecured Notes (including any guarantees thereof), the exchange notes and related exchange guarantees to be issued in exchange for such Senior Unsecured Notes pursuant to the registration rights agreement entered into in connection with the issuance of such Senior Unsecured Notes; provided that the aggregate principal amount at any time outstanding of the Indebtedness incurred pursuant to this clause (u)(i) shall not exceed $235,000,000, (ii) Indebtedness in respect of the 2015 Senior Secured Notes (including any guarantees thereof), the exchange notes and related exchange guarantees to be issued in exchange for such 2015 Senior Secured Notes pursuant to the registration rights agreement entered into in connection with the issuance of such 2015 Senior Secured Notes; provided that the aggregate principal amount at any time outstanding of the Indebtedness incurred pursuant to this clause (u)(ii) shall not exceed $228,000,000 and (iii) in each case, any Permitted Refinancing thereof;

(v) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (v) and then outstanding, does not exceed the greater of $12,500,000 and 5.0% of Foreign Subsidiary Total Assets, determined at the time of incurrence;

(w) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (v) above and (x) through (z) below;

(x) Guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors and licensees;

(y) Indebtedness incurred in the ordinary course of business in respect of obligations of the Parent Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(z) Indebtedness in respect of (i) Permitted Subordinated Notes to the extent the Net Cash Proceeds therefrom are within five (5) Business Days after the receipt thereof, either (A) applied to finance the cost of a Permitted Acquisition or (B) offered to prepay Term Loans in accordance with Section 2.05(b) and (ii) any Permitted Refinancing of the foregoing; and

(aa) (i) Indebtedness under Permitted Secured Debt and Permitted Unsecured Debt; provided that at the time when such Indebtedness is incurred (x) no Default shall exist and the financial covenants in Section 7.15 would be satisfied on a pro forma basis for the most recent Test Period after giving effect to such incurrence and any related transactions and (y) the Senior Secured Leverage Ratio, determined on a pro forma basis after giving effect to such incurrence and any related transactions, shall not exceed 3.5:1, and (z) solely in the case of Permitted Unsecured Debt, the Total Leverage Ratio, determined on a pro forma basis after giving effect to such incurrence and any related transactions, shall not exceed 4.50:1 and (ii) any Permitted Refinancing of the foregoing.

Notwithstanding the foregoing, no Restricted Subsidiary that is a Non-Loan Party will guarantee any Indebtedness for borrowed money of a Loan Party unless such Restricted Subsidiary becomes a Guarantor.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (b) through (z) (other than clauses (t) and (u)) above, the Parent Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (i) all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of Section 7.03 and (ii) all Indebtedness outstanding under the Senior Secured Notes and the Senior Unsecured Notes will be deemed to have been incurred in reliance only on the exception of clause (u) of Section 7.03.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Parent Borrower dated such date prepared in accordance with GAAP.

Section 7.04. Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge, amalgamate or consolidate with a Borrower and Holdings may merge, amalgamate or consolidate with the Parent Borrower (in each case including a merger or amalgamation, the purpose of which is to reorganize a Borrower into a new jurisdiction); provided that (x) such Borrower shall be the continuing or surviving Person, (y) such merger or consolidation does not result in such Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia and (z) in the case of a merger or consolidation of Holdings with and into the Parent Borrower, Holdings shall have no direct Subsidiaries at the time of such merger, amalgamation or consolidation other than the Parent Borrower and, after giving effect to such merger, amalgamation or consolidation, the direct parent of the Parent Borrower shall expressly assume all the obligations of Holdings under this

Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary of the Parent Borrower that is not a Loan Party and (ii) any Restricted Subsidiary (other than the Co-Borrower) may liquidate or dissolve or change its legal form if the Parent Borrower determines in good faith that such action is in the best interests of the Parent Borrower and its Restricted Subsidiaries and if not materially disadvantageous to the Lenders;

(c) any Restricted Subsidiary (other than the Co-Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment or giving rise to the incurrence of Indebtedness, such Investment must be a permitted Investment in or such Indebtedness must be Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d) so long as no Default exists or would result therefrom, either Borrower may merge with any other Person; provided that (i) such Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger, amalgamation or consolidation is not a Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of such Borrower under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee of the Obligations shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the applicable Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (F) such Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral

Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement;

(e) so long as no Default exists or would result therefrom, any Restricted Subsidiary (other than the Co-Borrower) may merge or consolidate with any other Person (i) in order to effect an Investment permitted pursuant to Section 7.02 or (ii) for any other purpose; provided that (A) the continuing or surviving Person shall be a Borrower or a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the applicable requirements of Section 6.11; and (B) in the case of subclause (ii) only, if the merger or consolidation involves a Guarantor and such Guarantor is not the surviving Person, the surviving Restricted Subsidiary shall expressly assume all the obligations of such Guarantor under this Agreement and the other Loan Documents to which the Guarantor is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(f) the 2008 Transaction, the Reorganization, the Transactions and the 2011 Reorganization may be consummated; and

(g) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

Section 7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b) Dispositions of inventory, goods held for sale in the ordinary course of business and immaterial assets (including allowing any registrations or any applications for registration of any IP Rights to lapse or go abandoned in the ordinary course of business);

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) Dispositions of property to the Parent Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) Dispositions permitted by Sections 7.02, 7.04, 7.06 and 7.12 and Liens permitted by Section 7.01;

(f) Dispositions of property pursuant to sale-leaseback transactions;

(g) Dispositions of cash, Cash Equivalents and Investment Grade Securities;

(h) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Parent Borrower and the Restricted Subsidiaries, taken as a whole;

(i) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(j) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition and after giving effect thereto (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default existed after giving effect thereto), no Default shall exist or would result from such Disposition; (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $15,000,000, the Parent Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(l) and clauses (i) and (ii) of Section 7.01(t)); provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the Parent Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Parent Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (C) any Designated Noncash Consideration received in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of $20,000,000 and 1.6% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash; and (iii) to the extent the aggregate amount of Net Cash Proceeds received by the Parent Borrower or a Restricted Subsidiary from Dispositions made pursuant to this Section 7.05(j) after the Amendment Effective Date exceeds $175,000,000, all Net Cash Proceeds in excess of such amount shall be offered to prepay Term Loans in accordance with Section 2.05(b)(ii)(A) and may not be reinvested in the business of the Parent Borrower or a Restricted Subsidiary (except to the extent such Net Cash Proceeds constitute Retained Declined Proceeds);

(k) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) Dispositions of accounts receivable in connection with the collection or compromise thereof;

(m) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(n) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Parent Borrower or any of its Restricted Subsidiaries that is not in contravention of Section 7.07;

(o) the unwinding of any Swap Contract;

(p) sales of Margin Stock for fair value as determined in good faith by the board of directors of the Borrower;

(q) Dispositions listed on Schedule 7.05(q) (“Scheduled Dispositions”); and

(r) the Acquisition and the Spin Out;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Section 7.05(d), Section 7.05(e), Section 7.05(i), Section 7.05(l), Section 7.05(o), Section 7.05(q) and Section 7.05(r)), and except for Dispositions from the Parent Borrower or a Restricted Subsidiary that is a Loan Party to the Parent Borrower or a Restricted Subsidiary that is a Loan Party), shall be for no less than the Fair Market Value of such property at the time of such

Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Parent Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Parent Borrower and to the Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Parent Borrower and any of its other Restricted Subsidiaries and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) (i) the Parent Borrower may redeem in whole or in part any of its Equity Interests for another class of Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby or (ii) the Parent Borrower and each of the Restricted Subsidiaries may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) Restricted Payments made on the Closing Date to consummate the 2008 Transaction or on the Amendment Effective Date to consummate the Transactions, or on or after the Amendment Effective Date to consummate the 2011 Reorganization;

(d) to the extent constituting Restricted Payments, the Parent Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, 7.04 or 7.08 (other than Section 7.08(a), (f), (j) or (k));

(e) repurchases of Equity Interests in Holdings, the Parent Borrower or any of the Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) the Parent Borrower may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Parent Borrower (or of any such direct or indirect parent of the Parent Borrower) by any future, present or former employee, director, officer, consultant or distributor (or any Controlled Investment Affiliate or Immediate Family Member of any of the foregoing) of the Parent Borrower (or any direct or indirect parent of the Parent Borrower) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any future, present or former employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer, consultant or distributor of the Parent Borrower (or any direct or indirect parent of the Parent Borrower) or any of its Subsidiaries (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Parent Borrower (or of any direct or indirect parent of the Parent Borrower) in connection with any such repurchase, retirement or other acquisition or retirement);

provided, further, that the cancellation of Indebtedness owing to the Parent Borrower from any future, present or former employees, directors, officers, managers, or consultants of the Parent Borrower (or their respective Controlled Investment Affiliate or Immediate Family Member), any direct or indirect parent company of the Parent Borrower or any of the Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Parent Borrower or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this or any other provision of this Agreement;

(g) the Parent Borrower may make Restricted Payments to Holdings or to any direct or indirect parent of Holdings:

(i) the proceeds of which will be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) the tax liability to each foreign, federal, state, provincial or local jurisdiction in respect of which a consolidated, combined, unitary or affiliated return is filed by Holdings (or such direct or indirect parent) that includes the Parent Borrower and/or any of its Subsidiaries, to the extent such tax liability does not exceed the lesser of (A) the taxes that would have been payable by the Parent Borrower and/or its Subsidiaries as a stand-alone group and (B) the actual tax liability of Holdings’ consolidated, combined, unitary or affiliated group (or, if Holdings is not the parent of the actual group, the taxes that would have been paid by Holdings, the Parent Borrower and/or the Parent Borrower’s Subsidiaries as a stand-alone group), reduced by any such payments paid or to be paid directly by the Parent Borrower or its Subsidiaries;

(ii) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) its operating costs and expenses incurred in the ordinary course of business and other overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Parent Borrower and its Subsidiaries;

(iii) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iv) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) the Parent Borrower shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Parent Borrower or a Restricted Subsidiary or (2) the merger (to the extent not prohibited by Section 7.04) of the Person formed or acquired into the Parent Borrower or a Restricted Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11;

(v) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) costs, fees and expenses (other than to Affiliates) related to any equity or debt offering not prohibited by this Agreement (whether or not successful); and

(vi) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Parent Borrower and the Restricted Subsidiaries;

(h) the Parent Borrower or any of the Restricted Subsidiaries may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(i) the payment of any dividend or distribution within sixty (60) days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Event of Default occurred and was continuing;

(j) the declaration and payment of dividends on the Parent Borrower’s common stock following the first public offering of the Parent Borrower’s common stock or the common stock of any of its direct or indirect parents after the Closing Date, of up to 6% per annum of the net proceeds received by or contributed to the Parent Borrower in or from any such public offering, other than public offerings with respect to the Parent Borrower’s common stock registered on Form S-4 or Form S-8;

(k) payments made or expected to be made by the Parent Borrower or any of the Restricted Subsidiaries in respect of withholding or similar taxes payable by any future, present or former employee, director, manager or consultant (or any Controlled Investment Affiliate or Immediate Family Member of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(l) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Parent Borrower may make additional Restricted Payments in an aggregate amount not to exceed the sum of (i) (x) the greater of $40,000,000 and 3.0% of Total Assets minus (y) the aggregate amount of prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.12(a)(i)(D)(1) and the aggregate outstanding amount of Investments made pursuant to Section 7.02(o)(iii), in each case determined at the time of such Restricted Payment, and (ii) if the Senior Secured Leverage Ratio calculated on a pro forma basis for such Restricted Payment for the most recently ended Test Period does not exceed 3.0 to 1.0, the Available Amount at such time.

Section 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Holdings, the Parent Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.

Section 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent Borrower, whether or not in the ordinary course of business, other than:

(a) transactions between or among the Parent Borrower or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction,

(b) transactions on terms substantially as favorable to the Parent Borrower or such Restricted Subsidiary as would be reasonably obtainable by the Parent Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate,

(c) the 2008 Transaction, the Transactions, the 2011 Reorganization and the payment of fees and expenses related thereto,

(d) the issuance of Equity Interests to any officer, director, employee or consultant of the Parent Borrower or any of its Subsidiaries or any direct or indirect parent of the Parent Borrower in connection with the 2008 Transaction, the Transactions and the 2011 Reorganization,

(e) the payment of management, consulting, monitoring fees, advisory and other fees, indemnitees and expenses to the Sponsors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees, indemnitees and expenses accrued in any prior year) and any Sponsor Termination Fees pursuant to the Sponsor Management Agreement, in each case, as in effect on the Closing Date,

(f) Investments permitted under Section 7.02,

(g) employment and severance arrangements between the Parent Borrower or any of the Restricted Subsidiaries and its respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements,

(h) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Parent Borrower and the Restricted Subsidiaries or any direct or indirect parent of the Parent Borrower in the ordinary course of business to the extent attributable to the ownership or operation of the Parent Borrower and the Restricted Subsidiaries,

(i) any agreement, instrument or arrangement as in effect as of the Amendment Effective Date and, to the extent involving aggregate consideration in excess of $1,000,000 individually or $5,000,000 in the aggregate, set forth on Schedule 7.08, or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders when taken as a whole in any material respect as compared to the applicable agreement as in effect on the Amendment Effective Date as reasonably determined in good faith by the Parent Borrower),

(j) Restricted Payments permitted under Section 7.06 and prepayments, redemptions, purchases, defeasances and satisfactions of Indebtedness permitted under Section 7.12,

(k) customary payments by the Parent Borrower and any of the Restricted Subsidiaries to the Sponsor Group made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures),

(l) transactions in which the Parent Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Parent Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.08,

(m) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Parent Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors or the senior management of the Parent Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party,

(n) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any Controlled Investment Affiliate or Immediate Family Member of any of the foregoing) of the Parent Borrower, any of its Subsidiaries or any direct or indirect parent thereof,

(o) investments by the Sponsor Group in securities of the Parent Borrower or any of the Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities, and

(p) payments to or from, and transactions with, any joint venture in the ordinary course of business.

Section 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that:

(i) (x) exist on the Amendment Effective Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule

7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation,

(ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14,

(iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 7.03,

(iv) arise in connection with any Lien permitted by Section 7.01(u) or any Disposition permitted by Section 7.05,

(v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business,

(vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) and the proceeds and products thereof,

(vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto,

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), 7.03(g), 7.03(n), or 7.03(v) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness,

(ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary,

(x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business,

(xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business,

(xii) are customary restrictions contained in the Senior Secured Notes Indenture and the Senior Unsecured Notes Indenture, or

(xiii) arise in connection with cash or other deposits permitted under Section 7.01.

Section 7.10. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, for any purpose except as contemplated by this Section 7.10. The Initial Revolving Borrowing may be used for any Permitted Initial Revolving Borrowing Purposes. The Term Loans made on the Amendment Effective Date shall be used to finance the Transactions, including the Transaction Costs and for general corporate purposes of the Parent Borrower and its Subsidiaries. The Term Loans made on the Delayed Funding Date shall be used to finance the redemption or discharge of the Senior Secured Notes, including any associated premiums, accrued interest, fees and expenses in connection with such redemption or discharge, and for general corporate purposes of the Parent Borrower and its Subsidiaries. Any other Credit Extension following the Amendment Effective Date may be used to provide working capital and for other general corporate purposes (including, without limitation, for capital expenditures, permitted acquisitions and restricted payments), except that Loans under the Revolving Credit Facility may not be used to fund dividends to, or repurchase equity interest from, the Sponsor Group or to fund Additional Tender Consideration or the Cash Liquidation Amount (but may be used to pay costs and expenses related to the Post-Closing Offer, the Transactions and the 2011 Reorganization incurred after the Amendment Effective Date).

Section 7.11. Accounting Changes. Make any change in fiscal year except upon written notice to the Administrative Agent, in which case, the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.12. Prepayments, Etc. of Indebtedness. (a)(i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments shall be permitted) the Senior Unsecured Notes, any Permitted Unsecured Debt, any Permitted Subordinated Notes or any other Indebtedness that is subordinated to the Obligations expressly by its terms (other than Indebtedness among the Parent Borrower and its Restricted

Subsidiaries) (collectively, “Junior Financing”), except (A) the refinancing thereof with the Net Cash Proceeds of any Permitted Refinancing, (B) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Parent Borrower or any of its direct or indirect parents, (C) the prepayment of Indebtedness of the Parent Borrower or any Restricted Subsidiary owed to Holdings, the Parent Borrower or a Restricted Subsidiary or the prepayment of any Permitted Subordinated Notes issued by the Parent Borrower or any Restricted Subsidiary to Holdings, the Parent Borrower or any Restricted Subsidiary and the prepayment of any other Junior Financing with the proceeds of any other Junior Financing otherwise permitted by Section 7.03, (D) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the sum of (1) (x) the greater of $40,000,000 and 3.0% of Total Assets, in each case determined at the time of such payment minus (y) the aggregate amount of Restricted Payments made pursuant to Section 7.06(l)(i) and the aggregate outstanding amount of Investments made pursuant to Section 7.02(o)(iii), and (2) if the Senior Secured Leverage Ratio for the most recently ended Test Period immediately preceding such prepayment, redemption, purchase, defeasance or other payment calculated on a pro forma basis for such prepayment, redemption, purchase, defeasance or other payment in accordance with Section 1.07 does not exceed 3.0 to 1.0 on a pro forma basis, the Available Amount at such time and (E) if the Senior Secured Leverage Ratio for the most recently ended Test Period immediately preceding such prepayment, redemption, purchase, defeasance or other payment calculated on a pro forma basis for such prepayment, redemption, purchase, defeasance or other payment in accordance with Section 1.07 does not exceed 3.5 to 1.0 on a pro forma basis, prepayments, redemptions, purchases, defeasances and other payments in respect of the Senior Unsecured Notes or any Permitted Unsecured Debt or (ii) make any payment in violation of any subordination terms of the documentation governing any Permitted Subordinated Notes or any other Indebtedness that is subordinated to the Obligations expressly by its terms.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any documentation governing the Senior Unsecured Notes, any Permitted Subordinated Notes or any Permitted Unsecured Debt or any other Indebtedness that is subordinated to the Obligations expressly by its terms without the consent of the Lead Arrangers.

Section 7.13. Equity Interests of Certain Restricted Subsidiaries. Permit any Domestic Subsidiary that is a wholly owned Restricted Subsidiary to become a non-wholly owned Subsidiary, except (a) to the extent such Restricted Subsidiary continues to be a Guarantor, (b) in connection with a Disposition of all or substantially all of the assets or all of the Equity Interests of such Restricted Subsidiary permitted by Section 7.05 and (c) as a result of the designation of such Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.14.

Section 7.14. Holdings. In the case of Holdings, conduct, transact or otherwise engage in any business or operations other than the following (and activities incidental thereto): (a) its ownership of the Equity Interests of the Parent Borrower, (b) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (c) the performance of its obligations with respect to the Loan Documents, the Senior Notes, any Permitted Subordinated Notes, any Permitted Secured Debt, any Qualified Holding Company Debt, the Share Purchase Agreement and the other agreements contemplated by the Share Purchase Agreement and the Arrangement Agreement (as defined in the Existing Credit Agreement) and the other agreements contemplated by the Arrangement Agreement, (d) any public offering of its common stock or any other issuance of its Equity Interests or any transaction permitted under Section 7.04, (e) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries, (f) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Parent Borrower, (g) holding any cash or property received in connection with Restricted Payments made by the Parent Borrower in accordance with Section 7.06 pending application thereof by Holdings, (h) providing indemnification to officers and directors and (i) conducting, transacting or otherwise engaging in any business or operations of the type it conducts, transacts or engages in on the Closing Date.

Section 7.15. Financial Covenants. (a) Prior to the Revolver Termination Date, permit the Total Leverage Ratio as of the last day of any Test Period (beginning with the Test Period ending on the first full fiscal quarter ending after the Amendment Effective Date) to be greater than the ratio set forth below opposite the last day of such Test Period:

Fiscal Year Ending September 30,	First Quarter End	Second Quarter End	Third Quarter End	Fourth Quarter End
2011			6.25:1.00	6.25:1.00
2012	6.25:1.00	6.00:1.00	6.00:1.00	5.75:1.00
2013	5.75:1.00	5.50:1.00	5.50:1.00	5.25:1.00
2014	5.25:1.00	5.00:1.00	5.00:1.00	4.75:1.00
2015	4.75:1.00	4.50:1.00	4.50:1.00	4.00:1.00
2016	3.75:1.00

Any provision of this Agreement that contains a requirement for the Parent Borrower to be in compliance with the covenant contained in this Section 7.15(a) prior to the time that this covenant is otherwise applicable shall be deemed to require that the Total Leverage Ratio for the applicable Test Period not be greater than 6.25:1.00.

(b) Prior to the Revolver Termination Date, permit the Consolidated Interest Expense Ratio as of the last day of any Test Period (beginning with the Test Period ending on first full fiscal quarter ending after the Amendment Effective Date) to be less than the ratio set forth below opposite the last day of such Test Period:

Fiscal Year Ending September 30,	First Quarter End	Second Quarter End	Third Quarter End	Fourth Quarter End
2011			1.60:1.00	1.60:1.00
2012	1.65:1.00	1.65:1.00	1.70:1.00	1.70:1.00
2013	1.75:1.00	1.75:1.00	1.80:1.00	1.80:1.00
2014	1.85:1.00	1.85:1.00	1.90:1.00	1.90:1.00
2015	2.00:1.00	2.00:1.00	2.00:1.00	2.10:1.00
2016	2.10:1.00

Any provision of this Agreement that contains a requirement for the Parent Borrower to be in compliance with the covenant contained in this Section 7.15(b) prior to the time that this covenant is otherwise applicable shall be deemed to require that the Consolidated Interest Expense Ratio for the applicable Test Period not be less than 1.60:1.00.

(c) Notwithstanding anything to the contrary set forth herein or in any other Loan Document (i) no Term Lender shall have any right to exercise, or direct the Administrative Agent to exercise or refrain from exercising, any right or remedy arising or available hereunder or under any other Loan Document upon the occurrence or during the continuance of a Default or an Event of Default if the only such Default or Event of Default that shall have occurred and be continuing is a Financial Covenant Default, (ii) no Term Lender shall have any right to approve or disapprove (X) any amendment or modification to Section 7.15(a) or (b) or (Y) any waiver of a Financial Covenant Default and (iii) it is understood and agreed that any Term Loans held by any Term Lender shall be excluded from any vote of the Lenders (and shall be deemed to not be outstanding) for the purposes described in clause (i) above and clause (ii) above, including in determining whether the “Required Lenders”, “Required Secured Lenders” (as defined in the U.S. Security Agreement or any other Collateral Document) or “Required Credit Facility Lenders” (as defined in the U.S. Security Agreement or any other Collateral Document) have directed the Administrative Agent to exercise or refrain from exercising any such rights or remedies or to approve or disapprove any such amendment, modification or waiver. For the avoidance of doubt, nothing in this paragraph (c) shall in any way limit or restrict the rights or remedies of the Term Lenders in connection with any Default or Event of Default other than a Financial Covenant Default (whether arising before or after the occurrence of the Financial Covenant Default) or the right of any Term Lenders to approve or disapprove any amendment or modification to any other provision hereof or of any other Loan Document, or to waive any Default or Event of

Default other than a Financial Covenant Default. The requirements set forth in Sections 2.14, 6.14 and 7.03(aa) that the Borrowers be in pro forma compliance with this Section 7.15 shall only apply to the extent that at the date of determination, the Revolver Termination Date has not occurred and the Required Lenders (determined giving effect to this clause (c)) shall not have waived compliance with this Section 7.15 for such purpose.

ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default. Each of the events referred to in clauses (a) through (l) of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. The Borrowers fail to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Parent Borrower, or, in the case of Section 7.14, Holdings, fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Parent Borrower) or Article 7; provided, that, any Financial Covenant Default shall not constitute an Event of Default with respect to the Term Loans until the date on which any Revolving Loans have been declared to be due and payable pursuant to Section 8.02; provided, further, that with respect to any failure to perform or observe any term, covenant or agreement contained in Section 7.15(a) or (b), such failure shall only result in an Event of Default with respect to the Revolving Loans if such failure is continuing after the earlier of (A) the Cure Expiration Date and (B) the date upon which the Parent Borrower has delivered financial statements with respect to the applicable fiscal quarter without having delivered a notice of its intent to exercise the Cure Right; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or 8.01(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Parent Borrower of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (i) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Holdings, any Borrower or any Specified Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Judgments. There is entered against any Loan Party or any Specified Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of Holdings, the Parent Borrower or their respective ERISA Affiliates under Title IV of ERISA in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) Holdings, the Parent Borrower or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (iii) with respect to a funded Foreign Plan a termination, withdrawal or other event similar to an ERISA Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to the Existing Credit Agreement, Section 5 of the Amendment Agreement or Section 6.11 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create, or any Lien purported to be created by any Collateral Document shall be asserted in writing by any Loan Party not to be, a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements or the equivalent in the applicable jurisdiction and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage, or (ii) any of the Equity Interests of the Parent Borrower ceasing to be pledged pursuant to the U.S. Security Agreement free of Liens other than Liens created by the Security Agreements or any nonconsensual Liens permitted by Section 7.01;

(k) Subordination. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in the documentation governing, any Permitted Subordinated Notes or any other Indebtedness that is subordinated to the Obligations expressly by its terms with an aggregate principal amount of not less than the Threshold Amount or (ii) the subordination provisions set forth in the documentation governing any Permitted Subordinated Notes or any other Indebtedness that is subordinated to the Obligations expressly by its terms with an aggregate principal amount of not less than the Threshold Amount shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any such Indebtedness; or

(l) Change of Control. There occurs any Change of Control.

Section 8.02. Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of the Required Lenders, take any or all of the following actions:

(a) declare Commitments of each Lender and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Parent Borrower;

(c) require that the Parent Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, the Commitments of each Lender and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Parent Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in order set forth in Section 4.02 of the U.S. Security Agreement.

Section 8.04. Right To Cure. (a) Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default under any covenant set forth in Section 7.15 and until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder (the “Cure Expiration Date”), Holdings (or any direct or indirect parent of Holdings) or the Parent Borrower may engage in a Permitted Equity Issuance to any member of the Sponsor Group or otherwise receive cash equity contributions to the capital of Holdings (collectively, the “Cure Right”) and, in each case, apply the amount of the net cash proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter; provided that such net cash proceeds (i) are actually received by the Parent Borrower (including through capital contribution of such net cash proceeds to the Parent Borrower) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, and (ii) do not exceed the aggregate amount necessary to cure such Event of Default under Section 7.15 for any applicable period.

(b) Upon receipt by the Parent Borrower of such cash (the “Cure Amount”), Consolidated EBITDA for any period of calculation which includes the last fiscal quarter of the Test Period ending immediately prior to the date on which such Cure Amount was paid shall be increased, solely for the purpose of calculating any financial ratio set forth in Section 7.15, by an amount equal to the Cure Amount. The Cure Amount shall be applied solely for the purpose set forth in the preceding sentence and not for any other purpose under this Agreement. Without limiting the foregoing, the Cure Amount shall not be included in the proceeds of equity issuances or capital contributions referred to in clause (iii) of the definition of Available Amount or in Section 7.06(b)(i).

(c) If, after giving effect to the foregoing recalculations, the Borrowers shall then be in compliance with the requirements of Section 7.15, the Borrowers shall be deemed to have satisfied the requirements of Section 7.15 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 7.15 that had occurred shall be deemed cured for this purpose of the Agreement.

(d) In each period of four (4) consecutive fiscal quarters there shall be at least two (2) fiscal quarters in which no cure set forth in Section 8.04(a) is made.

ARTICLE 9

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01. Appointment and Authorization of the Administrative Agent. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The provisions of this Article 9 (other than Sections 9.09 and 9.11) are solely for the benefit of the Administrative Agent and the Lenders, and the Parent Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank and/or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

(d) Each Lender hereby appoints and constitutes the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir), within the meaning of Section 2692 of the Civil Code of Quebec, of the Lenders for purposes of holding any hypothec or other security granted in the Province of Quebec by any Loan Party, to secure any obligations whatsoever. Each future Lender confirms and ratifies the appointment and constitution of the Administrative Agent, or its successors in accordance with the provisions hereof, as the holder of an irrevocable power of attorney (fondé de pouvoir) of all Lenders for such purposes. The Loan Parties, the Administrative Agent and the Lenders acknowledge that the first issue of any debenture issued pursuant to any deed of hypothec may be purchased by the Administrative Agent, by underwriting, purchase, subscription or otherwise notwithstanding the terms of Section 32 of the Act respecting the Special Powers of Legal Persons (Quebec).

Section 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

Section 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Section 9.04. Reliance by the Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law.

(b) For purposes of determining compliance with the conditions specified in Section 5 of the Amendment Agreement, each Lender that has signed the Amendment Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

Section 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Parent Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this

Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers, provided that such reimbursement by the Lenders shall not affect the

Borrowers’ continuing reimbursement obligations with respect thereto. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08. Agents in Their Individual Capacities. Each Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though such Agent were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans, each Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include each Agent in its individual capacity.

Section 9.09. Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Parent Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Parent Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Parent Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Parent Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 9.09). After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit issued by Bank of America, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer effectively to assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the

Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(g), 2.03(h), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11. Collateral and Guaranty Matters. The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable), the expiration or termination of all Letters of Credit (unless the Letters of Credit in the Outstanding Amount of the L/C Obligations related thereto have been Cash Collateralized or if a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place) and any other obligation (including a guarantee that is contingent in nature), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than the Parent Borrower or any of its Domestic Subsidiaries that are Restricted Subsidiaries or any other Guarantor, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);

(c) that any Guarantor shall be automatically released from its obligations under the Guaranty if (i) in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder or (ii) in the case of Holdings, as a result of a transaction permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Senior Notes or any Junior Financing in excess of the Threshold Amount; and

(d) if any Guarantor shall cease to be a Material Subsidiary (as certified in writing by a Responsible Officer) and the Parent Borrower notifies the Administrative Agent in writing that it wishes such Guarantor to be released from its obligations under the Guaranty, (i) such Subsidiary shall be automatically released from its obligations under the Guaranty and (ii) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary shall be automatically released; provided that no such release shall occur if such Subsidiary continues to be a guarantor in respect of the Senior Notes or any Junior Financing; and provided further that the Guaranty by Holdings is not subject to the foregoing release provisions.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Parent Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

Section 9.12. Other Agents; Lead Arrangers and Managers. Except as expressly provided herein, none of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “co-documentation agent,” “joint bookrunner”, “joint lead arranger” or “senior managing agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13. Appointment of Supplemental Administrative Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article 9 and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative

Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Parent Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by a Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Borrower or the Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definitions of Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d) change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or any provision of Section 2.05(b)(v)(B), 2.06(c), 2.13 or 8.03 or Section 4.02 of the U.S. Security Agreement without the written consent of each Lender affected thereby;

(e) other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

(g) waive any condition set forth in Section 4.02 as to any Credit Extension under any Revolving Credit Facility without the written consent of the Required Facility Lenders under such Facility; or

(h) postpone any date scheduled for, or reduce the amount of, the Prepayment Fee otherwise payable hereunder, or amend, modify or waive the provisions of Section 2.09(c) or the definition of Refinancing Amendment with the effect of restricting any Lender’s right to receive the Prepayment Fee, in each case without the written consent of each Lender affected thereby;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of a L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of Required Facility Lenders shall be required with respect to any amendment that by its terms adversely affects the rights of Lenders under such Facility in respect of payments hereunder in a manner different than such amendment affects other Facilities. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate with respect to such Replacement Term Loans (or similar interest rate spread applicable to such Replacement Term Loans) shall not be higher than the Applicable Rate for such Refinanced Term Loans (or similar interest rate spread applicable to such Refinanced Term Loans) immediately prior to such refinancing, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent arising by reason of amortization or prepayment of the Term Loans prior to the time of such incurrence) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

Notwithstanding anything to the contrary contained in Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrowers without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Section 10.02. Notices and Other Communications; Facsimile Copies. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to either of the Borrowers, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04. Attorney Costs and Expenses. The Parent Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Syndication Agent, each Co-Documentation Agent and the Lead Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Davis Polk & Wardwell LLP and one local and foreign counsel in each relevant jurisdiction, and (b) to pay or reimburse the Administrative Agent and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent and the Lenders (and one local counsel in each applicable jurisdiction and, in the event of any actual conflict of interest, one additional counsel to the affected parties)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid promptly following receipt by the Borrowers of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan

Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

Section 10.05. Indemnification by the Borrowers. The Borrowers shall indemnify and hold harmless the Administrative Agent, each Lender, the Lead Arrangers and their respective Affiliates, directors, officers, employees, agents, trustees or advisors (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs which shall be limited to Attorney Costs of one counsel to the Administrative Agent and Lead Arrangers and one counsel to the other Lenders (and one local counsel in each applicable jurisdiction for each such group and, in the event of any actual conflict of interest, one additional counsel to the affected parties)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Parent Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability arising out of the activities or operations of the Parent Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any controlled affiliate, director, officer, employee or agent of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (y) a material breach of its obligations under the Loan Documents by such Indemnitee or of any controlled affiliate, director, officer, employee or agent of such Indemnitee. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.05 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Parent Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within 20 Business Days after written demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.06. Payments Set Aside. To the extent that any payment by or on behalf of a Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

Section 10.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of Holdings or the Borrowers may, except as permitted by Section 7.04, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Sections 10.07(g) and 10.07(i), (iv) to an SPC in accordance with the provisions of Section 10.07(h) or (v) to a successor pursuant to a merger, consolidation or similar transaction (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed, it being understood that either of the Borrowers shall have the right to withhold its consent if such Borrower would be required to obtain the consent of, or make a filing or registration with, a Governmental Agency) of:

(A) the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a) or, solely with respect to a Borrower, Section 8.01(f) has occurred and is continuing, any Assignee; provided that the Borrowers shall be deemed to have consented to any assignment unless they shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund;

(C) solely in the case of any assignment under the Revolving Credit Facility, each L/C Issuer at the time of such assignment, provided that no consent of any L/C Issuer shall be required for an assignment to an Agent or any Affiliate thereof; and

(D) in the case of any assignment of any of the Revolving Credit Facility, the Swing Line Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $2,500,000 (in the case of the Revolving Credit Facility) or (y) $1,000,000 (in the case of a Term Loan) unless each of the Borrowers and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrowers shall be required if an Event of Default under Section 8.01(a) or, solely with respect to the Borrowers, Section 8.01(f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any Assignment;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(D) the Assignee shall comply with Section 3.01(b) or Section 3.01(c), as applicable;

(E) no assignment may be made to any member of the Sponsor Group, the Parent Borrower or their respective Affiliates or officers except as expressly contemplated by Section 10.07(k); and

(F) no assignment shall be made to a natural person.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis (it being understood that all assignments of Term Loans and Term

Commitments under the Initial Term Facility shall be made pro rata between the Term Loans and Term Commitments of each Borrower).

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note from a Borrower, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders (including for purposes of this Section 10.07(e) an SPC (as defined in Section 10.07(i) below), to the extent applicable), and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged,

(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (other than clause (g) thereof) that directly affects such Participant. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 3.01(b)) and 3.01(c) or Section 3.01(d), as applicable), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (i) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it and (ii) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (A) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (B) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Parent Borrower and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified, in consultation with the Parent Borrower, a successor L/C Issuer or Swing Line Lender willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Parent Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(k) Any Term Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to any Person who, after giving effect to such assignment, would be an Affiliated Lender, subject to the following limitations:

(i) Affiliated Lenders will not be entitled to receive, and will not receive, information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in, and will not attend or participate in, meetings or conference calls attended solely by the Lenders and the Administrative Agent, other than the right to receives notices of Borrowings, notices or prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article 2;

(ii) no Default or Event of Default shall have occurred and be continuing;

(iii) for purposes of (A) any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 10.01), except for any amendment, waiver or modification that (x) requires the consent of each affected Lender or (y) requires the consent of each Lender and, in the case of this clause (y), disproportionately adversely affects such Affiliated Lender in any material respect as compared to other Lenders or (B) any determination as to whether the “Required Lenders” or “Required Facility Lenders” have otherwise acted on any matter related to any Loan Document or directed or required the Administrative Agent to undertake any action (or to refrain from taking any action) with respect to or under any Loan Document, Loans held by Affiliated Lenders will be excluded from the determination of whether the requisite consent to such amendment, waiver, modification, action or direction has been obtained;

(iv) for purposes of voting on any chapter 11 plan under the Bankruptcy Code, Affiliated Lenders will be deemed to have voted in the same proportion as Lenders that are not Affiliated Lenders voting on such matter; provided that an Affiliated Lender will be entitled to vote in accordance with its sole discretion (and not be deemed to vote in the same proportion as Lenders that are not Affiliated Lenders) in connection with any chapter 11 plan to the extent that such plan proposes to treat any Obligation held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders;

(v) Affiliated Lenders may not purchase Revolving Credit Loans or Revolving Credit Commitments by assignment pursuant to this Section 10.07;

(vi) each Affiliated Lender that purchases any Loans pursuant to this Section 10.07(k) shall represent to the seller that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who have elected not to receive such information); and

(vii) the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders may not exceed 20% of the principal amount of all Term Loans outstanding at such time.

(l) Notwithstanding anything to the contrary in this Section 10.07, prior to the Delayed Funding Date (A) no Term Lender may assign, transfer or otherwise dispose of an interest in any Term Loans made on or prior to such date without also assigning, transferring or otherwise disposing of a ratable interest in the undrawn portion of the Term Commitment and (B) any assignment, transfer or other disposition by a Term Lender of any interest in any Term Loan prior to the Delayed Funding Date shall be deemed to be an assignment, transfer or other disposition of the undrawn portion of the Term Commitments in a ratable amount to the extent necessary to ensure compliance with the preceding clause (A).

Section 10.08. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Parent Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrowers; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority, examiner or self-regulatory authority (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Parent Borrower or any of their Subsidiaries or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

Section 10.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by the Borrowers (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final)

at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party which is not a “United States person” within the meaning of Section 7701(a)(30) of the Code unless such Subsidiary (i) is not a direct or indirect subsidiary of Holdings or (ii) is a Loan Party. Each Lender and L/C Issuer agrees promptly to notify the Borrowers and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.

Section 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by facsimile or electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or electronic transmission.

Section 10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter, except as expressly set forth in the Second Amended and Restated Commitment Letter dated as of December 15, 2010 among Parent Borrower, the Lead Arrangers and certain Affiliates of the Lead Arrangers and the Fee Letter referred to therein. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

Section 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof, and shall continue in full force and effect as long as any Loan or any other Obligation (other than obligations under Secured Hedge Agreements, Cash Management Obligations and other contingent Obligations that are not accrued and payable) hereunder shall remain unpaid or unsatisfied or any Letter of Credit (other than any Letter of Credit that has been Cash Collateralized or if a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place) shall remain outstanding.

Section 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15. GOVERNING LAW. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE

WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS, HOLDINGS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWERS, HOLDINGS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

Section 10.16. WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.17. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, Holdings and the Administrative Agent and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, Holdings, each Agent and each Lender and their respective successors and assigns.

Section 10.18. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.19. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents or the Secured Hedge Agreements or agreements governing Cash Management Obligations (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent (which shall not be withheld in contravention of Section 9.04(a)). The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.20. USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the USA PATRIOT Act.

Section 10.21. Agent for Service of Process. Each Borrower agrees that promptly following request by the Administrative Agent it shall cause each Material Foreign Subsidiary or for whose account a Letter of Credit is issued to appoint and maintain an agent reasonably satisfactory to the Administrative Agent to receive service of process in New York City on behalf of such Material Foreign Subsidiary.

Section 10.22. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each of Holdings and the Borrowers acknowledge and agree, and acknowledge their Affiliates’ understanding, that (a) the Facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and their Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, and the Borrowers are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, each of the Agents and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers or any of their Affiliates, stockholders, creditors or employees or any other Person; (c) none of the Agents or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or Lender has advised or is currently advising the Borrowers or any of their Affiliates on other matters) and none of the Agents or the Lenders has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (d) the Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Agents or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Agents and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and Holdings and the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each of Holdings and the Borrowers hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

Section 10.23. No Personal Liability. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Borrowers,

Holdings or any Loan Party or any of their direct or indirect parent companies (other than the Borrowers, Holdings and any other Loan Party) shall have any liability for any obligations of the Borrowers or the Loan Parties under the Loans, the Letters of Credit, the Guaranty, the Facilities, this Agreement or any other Loan Document or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Lender hereby waives and releases all such liability.

Section 10.24. Amendment and Restatement; No Novation. This Agreement constitutes for all purposes an amendment and restatement of the Existing Credit Agreement The Existing Credit Agreement, as amended and restated hereby, continues in full force and effect as so amended and restated by this Agreement. Nothing contained in the Amendment Agreement, this Agreement or any other Loan Document shall constitute or be construed as a novation of any of the Obligations.

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Schedule 1.01D

Transaction Description

(a)	Prior to the Amendment Effective Date, the Borrower established Axcan Pharma Holding BV (“Newco”), a company organized under the laws of the Netherlands and a wholly owned Subsidiary of Borrower.

(b)	Pursuant to the Share Purchase Agreement, dated as of November 30, 2010 (together with the disclosure schedules thereto, the “Share Purchase Agreement”), between Newco, Axcan Holdings Inc. and the Company, Newco made a tender offer (the “Offer”) to purchase all outstanding ordinary shares of the Company at the price per share specified in the Offer ( the “Per Share Offer Price”). The amount necessary to purchase all outstanding ordinary shares of the Company pursuant to the Offer assuming 100% of all eligible shares are tendered at Per Share Offer Price shall be referred to as the “Maximum Tender Payment”.

(c)	Upon the purchase of shares tendered pursuant to the Offer, the Company will become a subsidiary of the Borrower, and Newco (or the Borrower or one or more direct or indirect subsidiaries of the Borrower) shall acquire (the “Acquisition”) all of the capital stock of substantially all of the Company’s U.S. subsidiaries (the “U.S. Business”) and international subsidiaries for consideration comprising a note (the “Seller Note”) in an amount equal to the number of all ordinary shares of the Company outstanding at the time of the Offer multiplied by the Per Share Offer Price. As a result of the Acquisition, the Company shall hold no material assets other than the Seller Note.

(d)	Upon the consummation of the Acquisition, the U.S. Business shall be sold, distributed or otherwise transferred (the “Spin Out”) to the Borrower or a Guarantor (or a subsidiary of the Borrower that will become a Guarantor substantially concurrently therewith).

(e)	The Borrower will seek to amend and restate the Existing Credit Agreement in accordance with the terms of the Amendment Agreement and the Amended Credit Agreement.

(f)	The Term Loans (as defined in the Existing Credit Agreement) will be repaid in connection with the consummation of the Initial Transactions (immediately prior to the effectiveness of the amendments set forth in the Amendment and Restatement Agreement).

(g)	The Sponsors, together with certain other investors arranged by and/or designated by the Sponsor will directly or indirectly make cash equity contributions (the “Equity Contribution”) to the Borrower (with all contributions directly to the Borrower to be in the form of either common equity or other equity on terms reasonably acceptable to the Lead Arrangers) in an aggregate amount not less than 22.5% of the Maximum Tender Payment.

(h)	The Transaction Expenses will be paid.

(i)

Following consummation of the Initial Transactions, (i) the shareholders of the Company who have not tendered their shares in the Offer will be given the opportunity to tender their shares (the “Post-Closing Offer”) at the Per Share Offer Price for a period of ten business days, (ii) Newco shall promptly settle any shares at the Per Share Offer Price for each share tendered in the Post-Closing Offer as they are tendered (the aggregate amount of such payments, the “Additional Tender Consideration”), and (iii) (A) the remaining shareholders of the Company (other than the Borrower, Newco or any other subsidiaries of the Borrower) shall be entitled to receive cash from the Company in an amount equal to the number of shares of the Company that remain outstanding (i.e., that were not tendered and purchased by Newco pursuant to the Offer and the Post-Closing Offer) multiplied by Per Share Offer Price less any applicable Dutch dividend withholding taxes (the “Cash Liquidation Amount”), and (B) the Borrower, Newco or any other subsidiaries of the Borrower owning any shares of the Company shall be entitled to receive the remaining balance of the Seller Note at such time; provided, that pending such payment described in this subclause (iii)(B), after expiration of the Post-Closing Offer and all shares tendered in the Post-Closing Offer have been settled, Newco (or, if not Newco, the applicable buyer of the U.S. Business or any other affiliate of Borrower) shall partially repay the Seller Note in an amount equal to the Cash Liquidation Amount and the Company shall use the proceeds of such repayment to make an interim liquidation payment to those shareholders of the Company which are entitled to the Cash Liquidation Amount (to be applied to the Cash Liquidation Amount such shareholders are entitled to receive).